Exhibit 7.8

EX-7.8: Facilities Agreement

Explanatory Note:  The execution version of the Facilities Agreement has been combined with its executed amendments, as described below, to create this conformed copy attached as Exhibit 7.8.

CONFORMED COPY

US$4,200,000,000 AND £796,119,573

FACILITIES AGREEMENT

dated 17 August 2007  as amended and restated on 20 September 2007 and as amended on 24 September 2007, 15 November 2007,
10 December 2007 and 14 February 2008

for

BORSE DUBAI LIMITED

as Original Borrower and Parent

arranged by

HSBC BANK plc

With

HSBC BANK plc

acting as Agent

and

HSBC BANK plc

acting as initial Issuing Bank

and

HSBC BANK plc

acting as Security Trustee  and Security Agent

FACILITIES AGREEMENT

30.	Set-off	98

31.	Notices	98

32.	Calculations and Certificates	100

33.	Partial Invalidity	100

34.	Remedies and Waivers	101

35.	Amendments and Waivers	101

36.	Counterparts	102

37.	Governing Law	103

38.	Arbitration	103

39.	Jurisdiction of English Courts	103

THIS AGREEMENT is dated 17 August 2007 as amended and restated on 20 September 2007 and as amended on 24 September 2007, 15 November 2007, 10 December 2007 and 14 February 2008 and made between:

(1)                            BORSE DUBAI LIMITED (the “Original Borrower and the “Parent”);

(2)                            HSBC BANK plc as mandated lead arranger (the “Arranger”);

(3)                            HSBC BANK plc as initial issuing bank;

(4)                            THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(5)                            HSBC BANK plc as agent of the other Finance Parties (the “Agent”);

(6)                            HSBC BANK plc as security trustee for the other Finance Parties (the “Security Trustee”); and

(7)                            HSBC BANK plc as security agent for the other Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 10 (Form of Accession Letter).

“Acquisition” means the acquisition by Bidco of the Target Shares pursuant to the Offer and/or the Squeeze-Out or by way of purchases through an Option Arrangement, a stock exchange or otherwise.

“Acquisition Costs” means all non-periodic fees, costs and expenses, stamp, registration and other Taxes incurred or required to be paid by any member of the Group or the Target Group in connection with (i) the Acquisition including, without limitation, the preparation of the Offer Announcement, the Offer Document and all other documents in relation to the Acquisition and (ii) the LSE Acquisition including, without limitation, the preparation of the LSE Acquisition Agreement and all other documents in relation to the LSE Acquisition.

“Additional Borrower” means a company which becomes a Borrower after the date of this Agreement in accordance with Clause 25.2 (Additional Borrowers).

“Additional Borrower Guarantee” means, in relation to an Additional Borrower, the Guarantee referred to in paragraph (iv) of Clause 25.2 (Additional Borrowers) to be delivered by that Additional Borrower pursuant to Clause 25.2 (Additional Borrowers).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with Dollars in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated 20 September 2007 between, among others, the Parent and the Agent.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including (A) with respect to Facility A, the earlier of (i) the date falling 364 days from the date of this Agreement and (ii) the Completion Date and (B) with respect to Facility B, the date falling one month from the Effective Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                      the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

(b)                                     in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Loan which is to be utilised only for the purpose of the replacement of the Bank Guarantee that Lender’s participation in the Bank Guarantee shall not be deducted from such Lender’s Commitment under that Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank Guarantee” means the bank guarantee, substantially in the form set out in Schedule 9 (Form of Bank Guarantee), or in such other form requested by the Original Borrower which is acceptable to the Agent and the Issuing Bank to be issued by the

Issuing Bank to the shareholders or a representative or administrator on their behalf in favour of the shareholders in the Target to be affected by the Squeeze-Out.

“Bank Guarantee Proportion” means, in relation to a Lender in respect of the Bank Guarantee and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Lender’s Commitment to the Total Commitments immediately prior to the issue of the Bank Guarantee (and for avoidance of doubt this amount will not be changed in relation to the outstanding Bank Guarantee if a Lender’s Commitment is cancelled pursuant to Clause 9 (Payment and Cancellation)).

“Bank Guarantee Valuation Date” means the first Business Day which falls six months after the date the Bank Guarantee is issued pursuant to this Agreement and each day falling at six monthly intervals after that date.

“Banking Day” means a day on which banks are open for general business in London and Dubai.

“Base Currency” means Dollars.

“Base Currency Amount” means in relation to a Utilisation, the amount specified in the Request delivered for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Request in accordance with the terms of this Agreement) and, in the case of the Bank Guarantee, as adjusted under Clause 6.5 (Revaluation of the Bank Guarantee) at six-monthly intervals, in each case as adjusted to reflect any repayment or prepayment of a Utilisation.

“Bidco” means Goldcup D 3097 AB, a company incorporated under the laws of Sweden with registered number 556732-9940.

“Bidco Guarantee” means the guarantee in agreed form from Bidco in favour of the Security Agent and the Finance Parties and to be delivered to the Agent in accordance with Clause 4.1 (Initial conditions precedent).

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)                                      the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                     the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and (in relation to any date for payment or purchase of SEK) Stockholm.

“Business Model” means the spreadsheet entitled “Proforma Combined Dubai Borse” in the revised agreed form, delivered pursuant to the Amendment and Restatement Agreement and initialled by the Parent and the Agent for identification purposes.

“Cash Equivalent Investments” means:

(a)                                      securities with a maturity of less than 12 months from the date of acquisition issued or fully guaranteed or fully insured by the Government of the United States or any member state of the European Union which is rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.;

(b)                                     commercial paper or other debt securities issued by an issuer rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc. and with a maturity of less than 12 months; and

(c)                                      certificates of deposit or time deposits of any commercial bank (which has outstanding debt securities rated as referred to in paragraph (b) above) and with a maturity of less than three months, in each case denominated and payable in a freely transferable and freely convertible currency.

“Certain Funds Period” means the period from and including the date of this Agreement to and including the earlier of (i) the date falling 364 days from the date of this Agreement, (ii) the Completion Date and (iii) the last day of the Availability Period.

“Certain Funds Utilisation” means a Utilisation made or to be made under Facility A where such Utilisation is to be made solely for the purposes as set out in paragraphs (a)(i), (a)(ii), (a)(vi) and (b) of Clause 3.1 (Purpose).

“Change of Control” means any person or group of persons acting in concert acquire control of the Parent or Dubai Group (other than (a) the Shareholders or (b) a person or group of persons all of whom are wholly-owned (directly or indirectly) by Dubai and which are in the reasonable opinion of the Majority Lenders of equivalent standing to the Shareholders).  For the purpose hereof:

(a)                                      “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent or, as applicable, Dubai Group, to obtain or consolidate control of the Parent or, as applicable, Dubai Group; and

(b)                                     “control” of the Parent or, as applicable, Dubai Group means (i) the holding beneficially, whether directly or indirectly through any person, of more than 50 per cent. of the issued share capital of the Parent or, as applicable, Dubai Group or (ii) the power (whether by way of ownership of shares, proxy contract, agency or otherwise) to cast, or control the casting of more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of the Parent or, as applicable, Dubai Group.

“Clean-Up Period” means the period from and including the date of the first Utilisation under Facility A to the date falling four Months thereafter.

“Clearing Business Borrowings” means any borrowings by a member of the Group for the purposes of running clearing operations provided that such borrowings are repaid within 72 hours.

“Commitment” means a Facility A Commitment or a Facility B Commitment.

“Completion Date” means the date on which the Acquisition is completed.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means, in relation to a Finance Party, any information relating to the Parent, the Group, Dubai Group, the Acquisition, the LSE Acquisition or the Facilities (including, without limitation, the Information Memorandum) provided to that Finance Party by either:

(i)                                         any member of the Group or any of their advisers; or

(ii)                                      another Finance Party, if the information was obtained directly or indirectly from any member of the Group or any of the Group’s advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)                                      is or becomes public knowledge other than as a direct or indirect result of any breach by that Finance Party of a Finance Document or any confidentiality undertaking; or

(b)                                     either:

(i)                        is known by that Finance Party before the date the information is disclosed to it by any member of the Group or any of their advisers or by another Finance Party in the circumstances set out in (ii) above; or

(ii)                     is lawfully obtained by it after that date, other than (directly or indirectly) from a source which is connected with the Group,

and which, in either case, as far as that Finance Party is aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 7 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Obligors’ Agent and the Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“DFM” means Dubai Financial Market, PJSC.

“DFM Guarantee” means a guarantee from DFM in favour of the Security Agent and the Finance Parties in the form agreed between the Parent and the Arranger.

“DIFX” means Dubai International Financial Exchange Limited.

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means:

(a)                                      with respect to any Disposal other than a LSE Disposal, the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group, except for Excluded Disposal Proceeds, and after deducting:

(i)                        any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)                     any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance); and

(b)                                     with respect to a LSE Disposal of (i) the entire issued share capital in LSE held by the Parent, an amount equal to the consideration paid by the Parent to NASDAQ pursuant to the LSE Acquisition, together with any fees, costs, expenses, stamp, registration and other Taxes paid by the Parent or any other member of the Group in connection thereto (the “LSE Acquisition Consideration”), or (ii) only part of the issued share capital in LSE held by the Parent, such pro rata proportion of the LSE Acquisition Consideration as is being disposed of by the Parent.

“Disruption Event” means either or both of:

(a)                                      a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                     the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                        from performing its payment obligations under the Finance Documents; or

(ii)                     from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dollars” or “U.S.$” means the lawful currency for the time being of the United States of America.

“Dubai” means the Government of the Emirate of Dubai.

“Dubai Group” means Dubai Group LLC.

“Dubai Group Guarantee” means a guarantee from Dubai Group in favour of the Security Agent and the Finance Parties in the form agreed between the Parent and the Arranger.

“Due Diligence Report” means the report entitled “Project Snow - Vision Synergies and Acquisition Business Case” dated 2 August 2007 by The Boston Consulting Group.

“Effective Date” shall have the meaning set out in the Amendment and Restatement Agreement.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Excluded Disposal Proceeds” means the proceeds of any Disposal arising under sub-paragraphs (vi), (vii), (ix), (x) or (xi) of paragraph (b) of Clause 22.5 (Disposals), where, for the avoidance of doubt, such cross-references are to the sub-paragraphs of Clause 22.5 (Disposals) as amended and renumbered by paragraph 4(k) of the amendment letter dated 15 November 2007 between the Agent and the Obligors’ Agent and paragraph 4(d) of the amendment letter dated 10 December 2007 between the Agent, the Security Trustee and the Obligors’ Agent.

“Existing Subsidiary Indebtedness” means all existing indebtedness referred to in a letter from the Parent to the Agent dated on or about the date of this Agreement.

“Expiry Date” means, for the Bank Guarantee, the last day of its Term.

“Facility” means Facility A or Facility B.

“Facility A” means the term loan and bank guarantee facility made available under this Agreement as described in Clause 2 (The Facilities).

“Facility A Commitment” means:

(a)                                      in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Facility B Commitment” means:

(a)                                      in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement or the date of the Amendment and Restatement Agreement between the Arranger and the Parent (or the Agent and the Parent) setting out any of the fees referred to in Clause 13 (Fees).

“Finance Document” means this Agreement, any Accession Letter, any Resignation Letter, the Mandate Letter, the Trust Agreement, the Hedging Strategy Letter, any Hedging Agreements, any Share Pledges, the OMX Share Pledge, any Guarantee, any Fee Letter and any other document designated as a “Finance Document” by the Agent and the Obligors’ Agent.

“Finance Party” means the Agent, the Security Trustee, the Security Agent, any Hedge Counterparty, any Issuing Bank, the Arranger or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                      moneys borrowed;

(b)                                     any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                      any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                     the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                      receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                        any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing if one of the primary reasons behind the entry into that transaction is to raise finance;

(g)                                     any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)                                         any amount raised by the issue of redeemable shares;

(j)                                         any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)                                      (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Financial Year” means each financial year of the Parent ending on 31 December.

“GAAP” means IFRS as applied by the International Accounting Standards Committee.

“Group” means the Parent, Bidco, DFM, DIFX and their respective Subsidiaries for the time being.

“Guarantee” means:

(a)                                      the DFM Guarantee;

(b)                                     the Bidco Guarantee;

(c)                                      the Dubai Group Guarantee;

(d)                                     any Parent Guarantee;

(e)                                      any Additional Borrower Guarantee; or

(f)                                        any other guarantee in form and substance satisfactory to the Agent (acting reasonably) entered into by any other person as guarantor and the Security Agent as security agent for the Secured Parties or the Trustee as security trustee for the Secured Parties in respect of payment or other obligations of any Borrower under the Finance Documents.

“Guarantor” means (i) Bidco, (ii) Dubai Group and (iii) any other person that is a party to a Guarantee as a guarantor.

“Hedge Counterparty” means a person which has become a party to the Trust Agreement as a Hedge Counterparty in accordance with the provisions of the Trust Agreement.

“Hedging Agreements” means any agreement entered into by a Borrower and a Hedge Counterparty to hedge liabilities of that Borrower under the Finance Documents in accordance with the Hedging Strategy Letter.

“Hedging Strategy Letter” means a letter dated on or about the date of this Agreement from the Arranger to the Parent in connection with the hedging strategy of the Group.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“HSBC Bilateral Facility” means the US$270,000,000 bilateral facility granted under a facility agreement dated 8 August 2007 between HSBC Bank Middle East Limited and the Parent.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Information Memorandum” means the document in the form approved by the Parent concerning the Group and the Target Group which, at the Parent’s request and on its behalf, is to be prepared in relation to this transaction and distributed by the Arranger to selected financial institutions prior to the Syndication Date in connection with the syndication of the Facilities.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Issuing Bank” means HSBC Bank plc and any other Lender which has notified the Agent that it has agreed to a Borrower’s request to be an issuing bank in respect of the Bank Guarantee.

“Lender” means:

(a)                                      any Original Lender; and

(b)                                     any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan or Unpaid Sum:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no applicable Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Dollars and for a period comparable to the Interest Period for that Loan (or other period in respect of which LIBOR falls to be determined in relation to such Unpaid Sum).

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan or a Facility B Loan.

“LSE” means London Stock Exchange Group plc.

“LSE Acquisition” means the acquisition by the Parent of 28 per cent. of the issued share capital of in LSE from NASDAQ pursuant to the LSE Acquisition Agreement.

“LSE Acquisition Agreement” means the acquisition agreement dated on or about the date of the Amendment and Restatement Agreement between the Parent and NASDAQ pursuant to which NASDAQ will sell 28 per cent. of the shares in LSE to the Parent.

“LSE Acquisition Documents” means the LSE Acquisition Agreement and any other document designated as an “LSE Acquisition Document” by the Agent and the Obligors’ Agent.

“LSE Disposal” means the Disposal of all or any part of the issued share capital in LSE held by the Parent in a single transaction or a series of transactions (whether related or not).

“Major Default” means any circumstances constituting an Event of Default under either of:

(a)                                      Clause 23.1 (Non-payment); or

(b)                                     Clause 23.3 (Other obligations) insofar as it relates to a breach of Clause 22.3 (Pari Passu ranking), Clause 22.4 (Negative Pledge), Clause 22.5 (Disposals), Clause 22.6 (Subsidiary Indebtedness), Clause 22.7 (Merger), Clause 22.11 (The Offer), Clause 23.6 (Insolvency), Clause 23.7 (Insolvency proceedings), Clause 23.8 (Creditors process), Clause 23.9 (Unlawfulness) or Clause 23.10 (Repudiation).

“Major Representation” means a representation or warranty with respect to the Borrowers only under any of Clause 19.1 (Status), Clause 19.3 (Non conflict with other obligations), Clause 19.4 (Power and authority), Clause 19.5 (Validity and admissibility in evidence) and Clause 19.14 (No Immunity).

“Majority Lenders” means:

(a)                                      if there are no Utilisations then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)                                     at any other time, a Lender or Lenders, whose participations in the Utilisations then outstanding aggregate more than 66 2/3% of the Base Currency Amount of all the Utilisations then outstanding.

“Mandate Letter” means the letter dated 9 August 2007 between the Arranger, the Parent and others.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

“Margin” means:

(a)                                      from the date of this Agreement until the earlier of (i) one month after the date of the first Utilisation of Facility A and (ii) 31 March 2008, 0.70 per cent. per annum;

(b)                                     from the earlier of (i) one month and one day after the date of the first Utilisation of Facility A and (ii) 1 April 2008 until 30 June 2008, 0.80 per cent. per annum;

(c)                                      from 1 July 2008 until 30 September 2008, 0.95 per cent. per annum;

(d)                                     from 1 October 2008 until 31 December 2008, 1.10 per cent. per annum; and

(e)                                      thereafter, 1.30 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)                                      the ability of the Borrowers to perform their payment obligations under the Finance Documents or the ability of the Parent to perform its obligations under Clause 21 (Financial Covenants); or

(b)                                     the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

“Material Company” means DIFX, DFM, Target, (prior to the completion of (i) the disposal of Bidco in accordance with the terms of Clause 22.5(b)(i) (Disposals) or (ii) the solvent liquidation of Bidco following completion of the OMX Sale), Bidco, Dubai Group and each other Subsidiary of the Parent which has gross assets, turnover or profits before interest and tax representing five per cent. or more of the consolidated gross assets, turnover or profits before interest and tax of the Group on a consolidated basis.

Compliance with the conditions above shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group but if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s auditors as representing an accurate reflection of the revised consolidated gross assets, turnover or profits before interest and tax of the Group).

A report by the auditors of the Parent that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                      (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                     if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                      if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“NASDAQ” means The Nasdaq Stock Market, Inc..

“NASDAQ Trust” has the meaning given to the definition of “Trust” in the NASDAQ Trust Agreement.

“NASDAQ Trustee” has the meaning given to the definition of “Trustee” in the NASDAQ Trust Agreement.

“NASDAQ Trust Agreement” means the executed form of the draft NASDAQ trust agreement relating to certain shares of NASDAQ which is to be entered into on or about the date of completion of the OMX Sale (a draft copy of which is attached as the Schedule to the amendment letter dated 14 February 2008 between the Agent and the Obligors’ Agent) with such variations or amendments to such draft as could not reasonably be expected to be materially and adversely prejudicial to the right of the Lenders.

“NASDAQ Trust Sale Proceeds” means the sale proceeds received by the Parent arising from sales of NASDAQ shares pursuant to clause 3 (Agreements and Covenants of the Trustee Related to the Sale or Transfer of the Trust Shares) of the NASDAQ Trust Agreement.

“Net Proceeds” means the cash proceeds actually received by any member of the Group as a result of any raising of funds in the public or private, domestic or international debt or equity capital markets after deducting:

(a)                                      any fees, costs and expenses which are incurred in connection with the relevant raising of funds and/or disposal by any member of the Group to persons who are not members of the Group; and

(b)                                     any Tax incurred in connection with the relevant raising of funds and/or disposal by any member of the Group on the basis of existing rates and taking into account any available credit, deduction or allowance.

“Obligor” means any Borrower, any Guarantor or any Security Provider.

“Obligors’ Agent” means Borse Dubai Limited.

“Offer” means the offer for the Target Shares by Bidco, on substantially the terms set out in the Offer Announcement (as may be amended, added to, revised, renewed or waived from time to time in accordance with Clause 22.11 (The Offer)).

“Offer Announcement” means the press announcement in the agreed form to be released by Bidco announcing the terms of the Offer.

“Offer Document” means the document required to be sent out following the Offer Announcement to the shareholders of Target containing details of the Offer, delivered pursuant to paragraph (a) of Clause 20.4 (Information: miscellaneous).

“Offer Price Letter” means a letter dated on or about the date of this Agreement from HSBC Bank plc to the Parent in respect of the maximum price to be paid for the Target Shares.

“OMX Acquisition Agreement” means the acquisition agreement dated on or about the date of the Amendment and Restatement Agreement between the Parent and NASDAQ pursuant to which the Parent will sell the Target Shares to NASDAQ.

“OMX Acquisition Documents” means the OMX Acquisition Agreement, the NASDAQ Trust Agreement and any other document designated as a “OMX Acquisition Document” by the Agent and the Obligors’ Agent.

“OMX Sale” means (i) the sale by the Parent (or an Affiliate of the Parent) of the Target Shares to NASDAQ (or an Affiliate of NASDAQ) or (ii) the transfer by the Parent (or an Affiliate of the Parent) of the entire issued share capital of Bidco held by the Parent to NASDAQ (or an Affiliate of NASDAQ) pursuant to, in either case, the OMX Acquisition Documents.

“OMX Share Pledge” means a share pledge in the agreed form between the Parent as pledgor and the Security Agent as security agent for the Secured Parties in respect of the Target Shares.

“Option Arrangements” means (a) the option transactions in respect of Target Shares entered into severally between HSBC Bank plc and a third party with a trade date on or about 9 August 2007 and each comprising call options (in respect of which HSBC Bank plc is designated as the Buyer) and a put option (in respect of which HSBC Bank plc is designated as the Seller), such transactions being in each case governed by an ISDA Master Agreement and (b) the option package transaction in respect of Target Shares entered into between Borse Dubai (Cayman) Limited and HSBC Bank plc with a trade date of 9 August 2007 and comprising a call option (in respect of which Borse Dubai (Cayman) Limited is designated as the Buyer) and a put option (in respect of which Borse Dubai (Cayman) Limited is designated as the Seller), such option package transaction being governed by an ISDA Master Agreement dated as of 9 August 2007.

“Original Financial Statements” means (i) the audited consolidated financial statements of DFM and DIFX for the financial year ended 31 December 2006 and (ii) with respect to Dubai Group, the pro forma balance sheet dated 31 July 2007 and cash flows and income statement for the period from 1 January 2007 to 31 July 2007.

“Parent Guarantee” means any guarantee referred to in paragraph (iii) of Clause 25.2 (Additional Borrowers) entered into by the Parent as guarantor and the Security Agent as security agent for the Secured Parties or the Trustee as security trustee for the Secured Parties.

“Parent NASDAQ Trust Sale Proceeds” means the NASDAQ Trust Sale Proceeds received by the Parent.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means the principal London offices of HSBC Bank plc and such other banks as may be appointed by the Agent with the consent of the Obligors’ Agent (such consent not to be unreasonably withheld).

“Relevant Interbank Market” means the London interbank market.

“Repeating Representations” means each of the representations set out in Clauses 19.1 (Status) to 19.6 (Governing law and enforcement), Clause 19.9 (No default), paragraph (d) of Clause 19.10 (No misleading information), Clause 19.13 (No proceedings pending or threatened), Clause 19.14 (No Immunity) and Clause 19.15 (Private and commercial acts).

“Resignation Letter” means a letter substantially in the form set out in Schedule 11 (Form of Resignation Letter).

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for Dollars (or, as the case may be, Sterling or SEK) for the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Obligors’ Agent and the Lenders.

“Secured Parties” has the meaning given to it in the Trust Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Provider” means any person which has granted Security to the Security Agent as security agent for the Secured Parties or the Trustee as security trustee for the Secured

Parties in respect of payment or other obligations of any Borrower under the Finance Documents.

“SEK” or “Swedish Kronor” means the lawful currency for the time being of Sweden.

“Selection Notice” means a notice substantially in the form set out in Part III of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods).

“Shareholders” means the shareholders in the Parent at the date of this Agreement (being Investment Corporation of Dubai, DIFC Investments LLC and Dubai Group LLC).

“Share Pledges” means any share pledge (i) in respect of the shares in DFM in favour of the Security Agent, (ii) in respect of the shares in DIFX in favour of the Security Trustee, (iii) in respect of the shares in Bidco in favour of the Security Agent, (iv) in respect of shares in LSE in favour of the Security Trustee and (v) in respect of shares in NASDAQ in favour of the Security Trustee and each in favour of the Finance Parties and in agreed form.

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)                                       which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                      more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)                                       which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Squeeze-Out” means the procedures for the compulsory acquisition of the minority shares as set out in Chapter 22 of the Swedish Companies Act.

“Squeeze-Out Period” means the period for the completion of the Squeeze-Out.

“Sterling” or “£” denote the lawful currency of the United Kingdom.

“Syndication Date” means the date which is the earlier of:

(a)                                       the date, following close of primary syndication (as determined and confirmed by the Arranger), on which all the Lenders subject to such syndication become a party to this Agreement; and

(b)                                      the later of:

(i)                        the date falling 4 months after the date on which the Offer becomes unconditional in all respects; and

(ii)                     30 June 2008,

or such earlier date as the Parent and the Arranger may agree.

“Target” means, OMX Aktiebolag a public company incorporated under the laws of Sweden with registered number 556243-8001.

“Target Group” means the Target and its Subsidiaries from time to time.

“Target Shares” means shares in the share capital of the Target (including options and/or warrants).

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under the Bank Guarantee.

“Termination Date” means the earlier of (i) the date falling 365 days after the date of the first Utilisation under Facility A and (ii) 28 February 2009.

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being US$4,200,000,000 as at the Effective Date.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being £796,119,573 as at the Effective Date.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Obligors’ Agent.

“Transfer Date” means, in relation to a transfer, the later of:

(a)                                       the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                      the date on which the Agent executes the Transfer Certificate.

“Trust Agreement” means a trust agreement dated on or about the date of this Agreement and made between the Parent, Bidco, the Security Trustee and the Security Agent and others.

“Unconditional Date” means the date on which the Offer becomes unconditional in all respects.

“Unpaid Sum” means any sum due and payable but unpaid by a Borrower under the Finance Documents.

“Utilisation” means the advance of a Loan or the issue of the Bank Guarantee.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or Bank Guarantee issued.

“Utilisation Request” means a notice substantially in the form set out in Part I (Utilisation Request - Loan) or Part II (Utilisation Request - Bank Guarantee) of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2                           Construction

(a)                                      Unless a contrary indication appears any reference in this Agreement to:

(i)                        the “Agent”, the “Arranger”, any “Finance Party”, a “Hedge Counterparty”, an “Issuing Bank”, the “Security Trustee”, the “Security Agent”, any “Lender”, a “Borrower”, a “Guarantor”, the “Parent”, the “Obligors’ Agent” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)                     a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)                  “assets” includes present and future properties, revenues and rights of every description;

(iv)                 a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(v)                    “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                 a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vii)              a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(viii)           a “Lender’s participation” in relation to the Bank Guarantee shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to the Bank Guarantee;

(ix)                   (for the purposes of the definitions of “Majority Lenders” and Clause 26.10 (Lenders’ Indemnity to the Facility Agent), “Total Commitments” shall mean, to the extent that there are Commitments in a currency other than Dollars, the equivalent in Dollars for the relevant currency at the Agent’s Spot Rate of Exchange at the time at which the Total Commitments are to be calculated;

(x)                      a provision of law is a reference to that provision as amended or re-enacted;

(xi)                   a time of day is a reference to London time; and

(xii)                the “jurisdiction of incorporation” of a company incorporated in the Dubai International Financial Centre is a reference to the Dubai International Financial Centre and the Emirate of Dubai.

(b)                                     Section, Clause and Schedule headings are for ease of reference only.

(c)                                      Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)                                     A Default and an Event of Default is “continuing” if it has not been remedied or waived.

(e)                                      A Borrower providing “cash cover” for the Bank Guarantee means that Borrower paying an amount in the currency of the Bank Guarantee to an interest-bearing account in the name of that Borrower and the following conditions being met:

(i)                        the account is with the Agent (if the cash cover is to be provided for all the Lenders or the Issuing Bank) or with a Lender (if the cash cover is to be provided for that Lender);

(ii)                     until no amount is or may be outstanding under the Bank Guarantee, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of the Bank Guarantee; and

(iii)                  that Borrower has executed a security document over that account, in form and substance satisfactory to the Agent (acting reasonably) with which that account is held, creating a first ranking security interest over that account.

(f)                                        A Borrower “repaying” or “prepaying” the Bank Guarantee means:

(i)                        that Borrower providing cash cover for the Bank Guarantee;

(ii)                     the maximum amount payable under the Bank Guarantee being reduced or cancelled in accordance with its terms; or

(iii)                  the Issuing Bank being satisfied that it has no further liability under that the Bank Guarantee,

and the amount by which the Bank Guarantee is repaid or prepaid under paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

(g)                                     an amount borrowed includes any amount utilised by way of the Bank Guarantee;

(h)                                     a Lender funding its participation in a Utilisation includes a Lender participating in the Bank Guarantee; and

(i)                                         the outstanding amount of the Bank Guarantee at any time is the maximum amount that is or may be payable by the Borrowers in respect of the Bank Guarantee at that time.

1.3                           Third party rights

(a)                                      Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                     Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

2.                                THE FACILITIES

2.1                          The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)                                      a Dollar term loan and SEK bank guarantee facility in an aggregate amount equal to the Total Facility A Commitments; and

(b)                                     a Sterling term loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2                          Finance Parties’ rights and obligations

(a)                                      The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                     The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrowers shall be a separate and independent debt.

(c)                                      A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3                          Obligors’ Agent

(a)                                      Each Borrower (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Obligors’ Agent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                        the Obligors’ Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect that Borrower, without further reference to or the consent of that Borrower; and

(ii)                     each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Obligors’ Agent,

and in each case that Borrower shall be bound as though that Borrower itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                     Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Borrower or in connection with any Finance Document (whether or not known to any other Borrower and whether occurring before or after such other Borrower became a Borrower under any Finance Document) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Borrower, those of the Obligors’ Agent shall prevail.

3.                                 PURPOSE

3.1                           Purpose

(a)                                      Each Borrower shall apply all amounts borrowed by it under Facility A towards:

(i)                        financing or refinancing the consideration payable for the Acquisition;

(ii)                     refinancing the HSBC Bilateral Facility;

(iii)                  refinancing certain Existing Financial Indebtedness of the Target Group to third parties;

(iv)                 following demand therefor under paragraph (b) of Clause 7.2 (Claims under the Bank Guarantee), payment to the Agent (for the Issuing Bank) of any amount equal to the amount of any such demand;

(v)                    payment of or refinancing the payment of the Acquisition Costs relating to the Acquisition; and

(vi)                 financing or refinancing payments by the Original Borrower and/or Bidco (other than margin payments) for Target Shares including pursuant to or in connection with the Option Arrangements.

(b)                                     Each Borrower shall apply all amounts borrowed by it under Facility B towards:

(i)                        financing or refinancing the consideration payable for the LSE Acquisition; and

(ii)                     payment of or refinancing the payment of the Acquisition Costs relating to the LSE Acquisition.

(c)                                      Facility A may be utilised in part by way of the Bank Guarantee in order to allow the transfer of the relevant Target Shares affected by the Squeeze-Out to Bidco notwithstanding that any arbitration or court proceeding in relation to the proper valuation of such shares may be pending.

3.2                           Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                 CONDITIONS OF UTILISATION

4.1                           Initial conditions precedent

(a)                                      No Borrower may deliver a Utilisation Request until the Agent has notified the Obligors’ Agent, the Lenders and the Issuing Bank that it has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent.  The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

(b)                                     No Borrower may deliver a Utilisation Request in respect of Facility A until the Agent has notified the Obligors’ Agent and the Lenders that it has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent.  The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

(c)                                      No Borrower may deliver a Utilisation Request in respect of Facility B until the Agent has notified the Obligors’ Agent and the Lenders that it has received all of the documents and other evidence listed in Part IV of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent.  The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

4.2                           Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date (other than one to which Clause 4.3 (Certain Funds Utilisation) applies):

(a)                                      no Default is continuing or would result from the proposed Loan; and

(b)                                     the Repeating Representations to be made by the Borrowers are true in all material respects.

4.3                           Certain Funds Utilisation

(a)                                      Subject to Clause 4.1 (Initial Conditions Precedent) during the Certain Funds Period, the Lenders will only be obliged to comply with paragraph (a) of Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                        no Major Default is continuing or would result from the proposed Utilisation;

(ii)                     all the Major Representations are true in all material respects when made or deemed repeated or will be true in all material respects immediately after the proposed Utilisation is made; and

(iii)                  no Change of Control with respect to the Parent has occurred,

and a Lender shall only be obliged to so comply with paragraph (a) of Clause 5.4 (Lenders’ participation) if it is not unlawful in any applicable jurisdiction for that Lender to fund its participation in such Certain Funds Utilisation.

(b)                                     During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation)), notwithstanding any other provision in the Finance Documents to the contrary, none of the Finance Parties shall be entitled to:

(i)                        cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)                     rescind, terminate or cancel this Agreement or Facility A or exercise any similar right or remedy or take any action or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)                  refuse to participate in the making of a Certain Funds Utilisation;

(iv)                 exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)                    cancel, accelerate or cause repayment or prepayment of any amounts owing hereunder or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.4                           Maximum number of Utilisations

(a)                                      No Borrower may deliver a Utilisation Request if as a result of the proposed Utilisation 25 or more Loans would be outstanding.

(b)                                     No Borrower may request that a Loan be divided if, as a result of the proposed division, 25 or more Loans would be outstanding.

A Borrower may only deliver one Utilisation Request for the issue of the Bank Guarantee.

SECTION 3

UTILISATION

5.                                UTILISATION - LOANS

5.1                          Delivery of a Utilisation Request

(a)                                      Subject to paragraphs (b) and (c) below, a Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time or such other time as the Agent may agree (acting on the instructions of the Majority Lenders).

(b)                                     The Obligors’ Agent may request that one or more Facility A Loans be borrowed to replace all or part of the Bank Guarantee (whether or not the proposed Utilisation Date for such Facility A Loan falls during the Availability Period) provided that:

(i)

(A)                a separate award has been passed in accordance with Chapter 22 Section 15, paragraph 2 of the Swedish Companies Act in respect of the redemption amount in connection with the Squeeze-Out that has been accepted by Bidco and such award has gained legal force;

(B)                  the proceeds of such Facility A Loan or Facility A Loans are applied against all of the amounts referred to in paragraph (i)(A) above; and

(C)                  no Facility A Loan shall be borrowed unless the Issuing Bank is satisfied (acting reasonably) that upon such Facility A Loan being borrowed, the maximum amount payable under the Bank Guarantee will be reduced by an amount equal to the amount of that Facility A Loan; or

(ii)

(A)                a final arbitral award or judgment on the redemption amount and interest payable by Bidco to the minority shareholders in Target has been passed in the Squeeze-Out and such arbitral award or judgment has gained legal force;

(B)                  the proceeds of such Facility A Loan are applied against all of the amounts and interest referred to in paragraph (ii)(A) above; and

(C)                  no Facility A Loan shall be borrowed unless the Issuing Bank is satisfied (acting reasonably) that upon such Facility A Loan being borrowed, it has no further liability under the Bank Guarantee.

For the avoidance of doubt, the conditions for utilisation as set out in particular in Clause 5.2 (Completion of a Utilisation Request - Loans) shall apply to this paragraph (b) (but the conditions set out in Clause 4.2 (Further conditions precedent) shall not apply).

(c)                                      In the event a Borrower is obliged to make a payment to the Issuing Bank under paragraph (c) of Clause 7.2 (Claims under the Bank Guarantee) in respect of a claim under the Bank Guarantee to be made or purported to be made pursuant to Clause 7.2 (Claims under the Bank Guarantee) (including where that Issuing Bank becomes obliged to make a cash deposit in accordance with the terms of the Bank Guarantee) that Borrower shall automatically be deemed to have delivered a Utilisation Request for a Facility A Loan (whether or not during the Availability Period) to be made on the date the relevant payment (or cash deposit) is to be made and equal to the amount which is the equivalent in Dollars of the SEK amount so claimed or to be deposited at the Agent’s Spot Rate of Exchange at that time and such Facility A Loan will be made by the Lenders and the proceeds of such Facility A Loan shall be paid to the Agent for the Issuing Bank in satisfaction of that Borrower’s obligations under paragraph (c) of Clause 7.2 (Claims under the Bank Guarantee).

5.2                           Completion of a Utilisation Request - Loans

(a)                                      Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                        it identifies the Facility to be utilised;

(ii)                     the proposed Utilisation Date is a Business Day within the Availability Period or, if requested for the purpose of replacing the Bank Guarantee, (in whole or in part) the Business Day on which the Bank Guarantee is requested to be so replaced;

(iii)                  the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)                 the proposed Interest Period complies with Clause 11 (Interest Periods).

(b)                                     Only one Loan may be requested in each Utilisation Request.

5.3                           Currency and amount

(a)                                      The currency specified in a Utilisation Request in respect of a Facility A Loan must be Dollars.

(b)                                     The currency specified in a Utilisation Request in respect of a Facility B Loan must be Sterling.

(c)                                      The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of US$5,000,000 or its equivalent or if less, the Available Facility.

5.4                           Lenders’ participation

(a)                                      If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)                                     The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                      The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

5.5                           Cancellation of Commitment

(a)                                      The Total Commitments shall be immediately cancelled at the end of the Availability Period.

(b)                                     The Total Facility A Commitments shall be immediately cancelled if the Offer lapses or is withdrawn.

(c)                                      To the extent that less than 100 per cent. of acceptances for the Target Shares are received in relation to the Offer, the Total Commitments shall be immediately cancelled by an amount equal to the  such shortfall.

(d)                                     The Total Facility B Commitments shall be immediately cancelled if the LSE Acquisition Agreement is terminated.

6.                                 UTILISATION - BANK GUARANTEE

6.1                           Facility

(a)                                      Part of Facility A may be utilised by way of the Bank Guarantee.

(b)                                     Clause 5 (Utilisation - Loans) does not apply to utilisation by way of the Bank Guarantee.

6.2                           Delivery of a Request for the Bank Guarantee

A Borrower may request the Bank Guarantee to be issued by delivery to the Agent of a duly completed Utilisation Request not later than three Business Days before the Utilisation Date for such Bank Guarantee.

6.3                           Completion of a Utilisation Request - Bank Guarantee

A Utilisation Request for the Bank Guarantee is irrevocable and will not be regarded as having been duly completed unless:

(a)                                      it specifies the identity of the Issuing Bank selected for the issue and that it is for the Bank Guarantee;

(b)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(c)                                      the form of Bank Guarantee is attached;

(d)                                     the Expiry Date of the Bank Guarantee falls on or before the Termination Date;

(e)                                      the delivery instructions for the Bank Guarantee are specified;

(f)                                        the Bank Guarantee is for the benefit of the minority shareholders of the Target pursuant to the Squeeze-Out;

(g)                                     the Base Currency Amount of the Bank Guarantee requested is equal to or less than the amount of the Available Facility in respect of Facility A; and

(h)                                     the currency selected is Swedish Kronor.

6.4                           Issue of the Bank Guarantee

(a)                                      Subject to the terms of this Agreement, the Issuing Bank shall issue the Bank Guarantee on the Utilisation Date requested by the relevant Borrower.

(b)                                     The Issuing Bank will only be obliged to comply with paragraph (a) above in relation to the Bank Guarantee, if on the date of the Utilisation Request and on the Proposed Utilisation Date:

(i)                        the Repeating Representations are true in all material respects; and

(ii)                     no Default is continuing or would result from the proposed issue of the Bank Guarantee;

(c)                                      Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Issuing Bank will only be obliged to comply with paragraph (a) above in relation to the Bank Guarantee, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                        no Major Default is continuing or would result from the issue of the proposed Bank Guarantee;

(ii)                     all the Major Representations are true in all material respects when made or deemed repeated or will be true in all material respects immediately after the proposed Utilisation is made; and

(iii)                  no Change of Control has occurred,

and the Issuing Bank shall only be obliged to so comply with paragraph (a) above if it is not unlawful in any applicable jurisdiction for the Issuing Bank to issue the Bank Guarantee.

(d)                                     During the Certain Funds Period (save in circumstances where, pursuant to paragraph 6.4(c) above, the Issuing Bank is not obliged to comply with paragraph 6.4(a) above), notwithstanding any other provision in the Finance Documents to the contrary, the Issuing Bank shall not be (and, where applicable, none of the other relevant Finance Parties shall be) entitled to:

(i)                        rescind, terminate or cancel this Agreement or Facility A or exercise any similar right or remedy or take any action or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the issuing of the Bank Guarantee;

(ii)                     refuse to issue the Bank Guarantee;

(iii)                  exercise any right of set-off or counterclaim in respect of the Bank Guarantee; or

(iv)                 cancel or accelerate or cause repayment or prepayment of any amounts owing hereunder or under any other Finance Document in respect of the Bank Guarantee where to do so would prevent or limit the issue of the Bank Guarantee, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Issuing Bank and any relevant Finance Party notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

(e)                                      The Agent shall determine the Base Currency Amount of the Bank Guarantee to be issued and shall notify the Issuing Bank and each Lender of the details of the requested Bank Guarantee and its participation in the Bank Guarantee by the Specified Time.

6.5                           Revaluation of the Bank Guarantee

(a)                                      The Agent shall on each Bank Guarantee Valuation Date, recalculate the Base Currency Amount of the Bank Guarantee by notionally converting into Dollars the outstanding amount of the Bank Guarantee on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)                                     The relevant Borrower shall, if requested by the Agent within 10 days of any calculation under paragraph (a) above, ensure that within five Business Days of such request sufficient Utilisation under Facility A are prepaid to prevent the Base Currency Amount of the Utilisation under Facility A exceeding the Total Facility

A Commitments by more than 5 per cent. following any adjustment to a Base Currency Amount under paragraph (a) above.

7.                                 BANK GUARANTEE

7.1                           Immediately payable

If the Bank Guarantee or any amount outstanding under the Bank Guarantee is expressed to be immediately payable or a cash deposit is expressed to be payable under the Bank Guarantee, the relevant Borrower shall repay or prepay that amount immediately.

7.2                           Claims under the Bank Guarantee

(a)                                      Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made (or cash deposit expressed to be payable) under the Bank Guarantee requested by it which appears on its face to be in order (in this Clause 7, a “claim”).

(b)                                     The Issuing Bank will exercise the same level of care in scrutinising any claim and documents attached to such claim as it would exercise in the normal course of its documentary credit activities.

(c)                                      The relevant Borrower shall within three Business Days of demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(d)                                     Each Borrower acknowledges that the Issuing Bank:

(i)                        is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)                     deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(e)                                      The obligations of the Borrowers under this Clause 7 will not be affected by:

(i)                        the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)                     any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3                           Indemnities

(a)                                      The Borrower which has requested the Bank Guarantee shall within five Business Days of demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct in acting as the Issuing Bank under the Bank Guarantee).

(b)                                     Each Lender shall (according to its Bank Guarantee Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under the Bank Guarantee (unless the Issuing Bank has already been reimbursed in full by a Borrower pursuant to a Finance Document).

(c)                                      The Borrower which has requested the Bank Guarantee shall within five Business Days of demand reimburse any Lender for any payment it makes to the Issuing Bank under this paragraph (b) in respect of that Bank Guarantee.

(d)                                     The obligations of each Lender under this Clause 7 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of the Bank Guarantee, regardless of any intermediate payment or discharge in whole or in part.

(e)                                      The obligations of any Lender or any Borrower under this Clause 7 will not be affected by any act, omission, matter or thing which, but for this Clause 7, would reduce, release or prejudice any of its obligations under this Clause 7 (without limitation and whether or not known to it or any other person) including:

(i)                        any time, waiver or consent granted to, or composition with, a Borrower, any beneficiary under the Bank Guarantee or any other person;

(ii)                     the release of any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower, any beneficiary under the Bank Guarantee or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Borrower or any beneficiary under the Bank Guarantee or any other person;

(v)                    any amendment (however fundamental) or replacement of a Finance Document, the Bank Guarantee or any other document or security;

(vi)                 any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, the Bank Guarantee or any other document or security; or

(vii)              any insolvency or similar proceedings.

7.4                           Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.5                           Settlement Conditional

Any settlement or discharge between a Lender and the Issuing Bank shall be conditional upon no security or payment to the Issuing Bank by a Lender or any other person on behalf of a Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, the Issuing Bank shall be entitled to recover the value or amount of such security or payment from such Lender subsequently as if such settlement or discharge had not occurred.

7.6                           Exercise of Rights

The Issuing Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Lender by this Agreement or by law:

(a)                                      to take any action or obtain judgment in any court against a Borrower;

(b)                                     to make or file any claim or proof in a winding-up or dissolution of a Borrower; or

(c)                                      to enforce or seek to enforce the security (if any) taken in respect of any of the obligations of a Borrower under this Agreement.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

8.                                 REPAYMENT

8.1                           Repayment of Loans

Each Borrower shall repay the Loans made to it in full on the Termination Date.

8.2                           Repayment of the Bank Guarantee

The Borrower which has requested the Bank Guarantee shall repay the Bank Guarantee (if and to the extent outstanding) in full on the Termination Date.

9.                                 PREPAYMENT AND CANCELLATION

9.1                           Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

(a)                                      that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)                                     upon the Agent notifying the Obligors’ Agent, the Commitment of that Lender will be immediately cancelled; and

(c)                                      each Borrower shall repay that Lender’s participation in the Utilisations made to it on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Obligors’ Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

9.2                           Illegality in relation to Issuing Bank

If it becomes unlawful for the Issuing Bank to issue or leave outstanding the Bank Guarantee, then:

(a)                                      the Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)                                     upon the Agent notifying the Obligors’ Agent, the Issuing Bank shall not (unless it has already done so) be obliged to issue the Bank Guarantee;

(c)                                      (if the Issuing Bank has already issued the Bank Guarantee) the Borrower which has requested the Bank Guarantee shall use all reasonable endeavours to procure the release of the Bank Guarantee issued by the Issuing Bank and outstanding at such time; and

(d)                                     unless any other Lender has agreed to be an Issuing Bank pursuant to the terms of this Agreement, Facility A shall cease to be available for the issue of the Bank Guarantee.

9.3                           Mandatory Prepayment - Change of control

(a)                                      If, at any time there is a Change of Control, then:

(i)                        the Obligors’ Agent shall promptly notify the Agent upon becoming aware of that event;

(ii)                     a Lender or the Issuing Bank shall not be obliged to fund a Utilisation; and

(iii)                  if a Lender so requires and notifies the Agent, the Lender and the Obligors’ Agent shall negotiate in good faith for up to 30 days from the date on which the Change of Control occurs to establish whether there are terms upon which the Lender is willing to continue its participation in a Facility, provided that if an agreement is not reached by the end of that period the Lender may by not less than 30 days’ notice to the Agent and the Obligors’ Agent, cancel its Commitment and demand that its participation in all of the Utilisations, together with accrued interest and all other amounts accrued to it under the Finance Documents, shall be immediately due and payable, at which time they will become immediately due and payable.

9.4                           Mandatory Prepayment - Debt/Equity Proceeds

(a)                                      The Facilities will be prepaid, on a pro rata basis, from the Net Proceeds of any raising of funds in the public or private debt or equity capital markets (subject to paragraph (b) below).  The Parent shall, after receipt by any member of the Group of an amount equal to such Net Proceeds apply such amount in prepayment of the Utilisations then outstanding as soon as practicable.

(b)                                     This paragraph 9.4 shall not apply to:

(i)                        the Net Proceeds of any funds raised in the debt or equity capital markets in an aggregate amount of up to US$100,000,000 in any Financial Year;

(ii)                     any Financial Indebtedness permitted under paragraphs (a) to (i) of Clause 22.6 (Subsidiary Indebtedness), including for this purpose, to the extent relevant, the types of Financial Indebtedness referred to in Clause 22.6 incurred by the Parent; or

(iii)                  any loan made by a Shareholder to the Parent on terms subordinated to the Facilities.

9.5                           Mandatory Prepayment - Disposals

(a)                                      The Facilities will be prepaid, subject to paragraphs (b) and (c) below, on a pro rata basis, from Disposal Proceeds (including but not limited to Disposal

Proceeds from the Disposal of any of the Parent’s legal or beneficial interests from time to time in DFM, DIFX, NASDAQ, OMX and/or LSE and/or Parent NASDAQ Trust Sale Proceeds). The Parent shall, after receipt by any member of the Group of an amount equal to such Disposal Proceeds apply such amount in prepayment of the Utilisations then outstanding as soon as practicable. This Clause 9.5 shall not apply to the proceeds from an individual Disposal (other than a Disposal of any of the Parent’s interests from time to time in DFM, DFIX, NASDAQ, OMX and/or LSE and/or Parent NASDAQ Trust Sale Proceeds) which, when aggregated with the proceeds of other Disposals made prior to the Termination Date, do not exceed US$100,000,000 in aggregate (or its currency equivalent) over the life of the Facilities.

(b)                                     Disposal Proceeds from the Disposal of any of the Parent’s legal or beneficial interests from time to time in the shareholding of OMX and NASDAQ and the Parent NASDAQ Trust Sale Proceeds shall be applied firstly in prepayment of all amounts outstanding under Facility A and, once Facility A has been prepaid in full, in prepayment of all amounts outstanding under Facility B.

(c)                                      Disposal Proceeds from the Disposal of any of the Parent’s legal or beneficial interests from time to time in LSE shall be applied firstly in prepayment of all amounts outstanding under Facility B and, once Facility B has been prepaid in full, in prepayment of all amounts outstanding under Facility A.

9.6                           Voluntary cancellation

The Obligors’ Agent may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$5,000,000 or its equivalent) of the Available Facility.  Any cancellation under this Clause 9.6 shall reduce the Commitments of the Lenders rateably under that Facility.

9.7                           Voluntary prepayment of Loans and Bank Guarantee

Each Borrower may, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Utilisation made available to it (but, if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of US$5,000,000 or its equivalent).

9.8                           Right of repayment and cancellation in relation to a single Lender or Issuing Bank

(a)                                      If:

(i)                        any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up);

(ii)                     any Lender or Issuing Bank claims indemnification from a Borrower or an Obligor under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs); or

(iii)                  any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost formulae),

the Obligors’ Agent may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement for indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Agent notice:

(i)                        (if such circumstances relate to a Lender) of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in all the Utilisations; or

(ii)                     (if such circumstances relate to the Issuing Bank) of repayment of the Bank Guarantee issued by it and cancellation of its appointment as an Issuing Bank under this Agreement.

(b)                                     On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)                                      On the last day of each Interest Period (or in the case of a participation in the Bank Guarantee on the date of the notice) which ends after the Obligors’ Agent has given notice under paragraph (a) above (or, if earlier, the date specified by the Obligors’ Agent in that notice), the relevant Borrower(s) shall repay that Lender’s participation in the relevant Utilisation(s).

9.9                           Replacement of a Lender or Issuing Bank

(a)                                      If at any time an Obligor becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or Clause 9.2 (Illegality in relation to Issuing Bank) or to pay additional amounts pursuant to Clause 15.1 (Increased Costs) or 14.2 (Tax gross-up) or Clause 14.3 (Tax indemnity) to any Lender in excess of amounts payable to the other Lenders generally or to any Issuing Bank, then the Obligors’ Agent may, on 15 Business Days’ prior written notice to the Agent and such Lender or Issuing Bank, replace such Lender or Issuing Bank:

(i)                        by (in the case of a Lender) requiring such Lender to (and such Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Parent and (in the case of any transfer of a participation in respect of the Bank Guarantee), which is acceptable to the Issuing Bank, and which (if not a Lender or an Affiliate of a Lender) is acceptable to the Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender’s participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Bank Guarantee fees, Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(ii)                     (in the case of an Issuing Bank) procure that such Issuing Bank is replaced as issuer of the Bank Guarantee.

(b)                                     The replacement of a Lender or Issuing Bank pursuant to this Clause shall be subject to the following conditions:

(i)                        no Obligor shall have the right to replace the Agent, the Security Trustee or the Security Agent;

(ii)                     neither the Agent nor the Lender shall have any obligation to the Borrowers to find a Replacement Lender or replacement Issuing Bank; and

(iii)                  in no event shall the Lender or Issuing Bank replaced be required to pay or surrender to a Replacement Lender or replacement Issuing Bank any of the fees received by such Lender or Issuing Bank pursuant to the Finance Documents.

9.10                     Restrictions

(a)                                      Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                     Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                      No Borrower may reborrow any part of a Facility which is prepaid.

(d)                                     No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                      No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                        If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Obligors’ Agent or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

10.                           INTEREST

10.1                     Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                      Margin;

(b)                                     LIBOR; and

(c)                                      Mandatory Cost, if any.

10.2                     Payment of interest

On the last day of each Interest Period the relevant Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

10.3                     Default interest

(a)                                      If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 10.3 shall be immediately payable by the relevant Borrower on demand by the Agent.

(b)                                     If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                        the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                     the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)                                      Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4                     Notification of rates of interest

The Agent shall promptly notify the Lenders and the Obligors’ Agent of the determination of a rate of interest under this Agreement.

11.                           INTEREST PERIODS

11.1                     Selection of Interest Periods

(a)                                      A Borrower (or the Obligors’ Agent on its behalf) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                                     Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the relevant Borrower or the Obligors’ Agent not later than the Specified Time.

(c)                                      If a Borrower or the Obligors’ Agent fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d)                                     Subject to this Clause 11, a Borrower (or the Obligors’ Agent on its behalf) may select an Interest Period of one or three Months or any other period agreed between that Borrower (or the Obligors’ Agent on its behalf) and the Agent (acting on the instructions of all the Lenders).

(e)                                      An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)                                        Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)                                     Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Agent and the relevant Borrower or the Obligors’ Agent may agree and any Interest Period which would otherwise end during the Month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

11.2                     Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3                     Consolidation and division of Loans

(a)                                      Subject to paragraph (b) below, if two or more Interest Periods:

(i)                        relate to Facility A Loans, or as the case may be, Facility B Loans made to the same Borrower; and

(ii)                     end on the same date,

those Facility A Loans or, as the case may be, Facility B Loans will, unless the relevant Borrower (or the Obligors’ Agent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Facility A Loan or, as the case may be, Facility B Loan on the last day of the Interest Period.

(b)                                     Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if the Obligors’ Agent requests in a Selection Notice that a Facility A Loan or, as the case may be, Facility B Loan be divided into two or more Facility A Loans or, as the case may be, Facility B Loans, that Facility A Loan or, as the case may be, Facility B Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Facility A Loan or, as the case may be, Facility B Loan immediately before its division.

12.                           CHANGES TO THE CALCULATION OF INTEREST

12.1                     Absence of quotations

Subject to Clause 12.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2                     Market disruption

(a)                                      If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)                        the Margin;

(ii)                     the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                  the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)                                     In this Agreement “Market Disruption Event” means:

(i)                        at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars and the relevant Interest Period; or

(ii)                     before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

12.3                     Alternative basis of interest or funding

(a)                                      If a Market Disruption Event occurs and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                                     Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.

12.4                     Break Costs

(a)                                      The relevant Borrower shall, within three Banking Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the relevant Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                                     Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.                           FEES

13.1                     Commitment fee

(a)                                      The Parent shall pay to the Agent (for the account of each Lender) a fee in Dollars computed at a rate of 35 per cent. of the Margin in relation to the Facility A Loans on that Lender’s Available Commitment under Facility A for the Availability Period.

(b)                                     The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

13.2                     Arrangement fee

The Parent shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.3                     Agency fee

The Parent shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4                     Fees payable in respect of the Bank Guarantee

(a)                                      The Borrower which has requested the Bank Guarantee shall pay to the Issuing Bank a fronting fee at the rate of 0.125 per cent. per annum on the outstanding amount of the Bank Guarantee which is counter-indemnified by the other Lenders requested by it for the period from the date of issue of the Bank Guarantee until its Expiry Date.

(b)                                     The Borrower which has requested the Bank Guarantee shall pay to the Agent (for the account of each Lender) a Bank Guarantee fee in the Base Currency (computed at the rate equal to the Margin) on the outstanding amount of the Bank Guarantee requested by it for the period from the date of issue of the Bank Guarantee until its Expiry Date.  This fee shall be distributed according to each Lender’s Bank Guarantee Proportion of the Bank Guarantee.

(c)                                      The accrued fronting fee and Bank Guarantee fee on the Bank Guarantee shall be payable on the last day of each successive period of three months (or such shorter period as shall end on the Expiry Date for the Bank Guarantee) starting on the date of issue of the Bank Guarantee.  The accrued fronting fee and Bank Guarantee fee is also payable to the Agent on the cancelled amount of any Lender’s Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Bank Guarantee is prepaid or repaid in full.

(d)                                     If the relevant Borrower cash covers any part of the Bank Guarantee then:

(i)                        the fronting fee payable to the Issuing Bank and the Bank Guarantee fee payable for the account of each Lender shall continue to be payable until the expiry of the Bank Guarantee; and

(ii)                     that Borrower will be entitled to withdraw the interest accrued on the cash cover to pay the fees set out in sub-paragraph (i) above.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

14.                           TAX GROSS UP AND INDEMNITIES

14.1                     Definitions

(a)                                      In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by a Borrower to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

14.2                     Tax gross-up

(a)                                      Each Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                     Each Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction)  notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)                                      If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                                     If a Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)                                      Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, that Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that

Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3                     Tax indemnity

(a)                                      The Parent shall (within three Banking Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                                     Paragraph (a) above shall not apply:

(i)                        with respect to any Tax assessed on a Finance Party:

(A)                under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                  under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                     to the extent a loss, liability or cost is compensated for by an increased payment under Clause 14.2 (Tax gross-up).

(c)                                      A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)                                     A Protected Party shall, on receiving a payment from a Borrower under this Clause 14.3, notify the Agent.

14.4                     Tax Credit

If a Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)                                      a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                     that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to that Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Borrower.

14.5                     Stamp taxes

The Parent shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6                     Value added tax

(a)                                      All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)                                     If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)                                      Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

15.                           INCREASED COSTS

15.1                     Increased costs

(a)                                      Subject to Clause 15.3 (Exceptions), the Parent shall, within three Banking Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)                                     In this Agreement “Increased Costs” means:

(i)                        a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                     an additional or increased cost; or

(iii)                  a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or Bank Guarantee.

15.2                     Increased cost claims

(a)                                      A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent.

(b)                                     Each Finance Party shall, together with its demand provide a certificate confirming the amount of its Increased Costs (and in reasonable detail the basis of calculating the claim).

15.3                     Exceptions

(a)                                      Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)                        attributable to a Tax Deduction required by law to be made by a Borrower;

(ii)                     compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(iii)                  compensated for by the payment of the Mandatory Cost; or

(iv)                 attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(v)                    attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)                                     In this Clause 15.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Definitions).

16.                           OTHER INDEMNITIES

16.1                     Currency indemnity

(a)                                      If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                        making or filing a claim or proof against that Obligor;

(ii)                     obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Parent shall as an independent obligation, within three Banking Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                     Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2                     Other indemnities

The Parent shall, within three Banking Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                      the occurrence of any Event of Default;

(b)                                     a failure by a Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)                                      funding, or making arrangements to fund, its participation in a Loan requested in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                                     a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower .

16.3                     Indemnity to the Agent, the Security Trustee and the Security Agent

The Parent shall promptly indemnify the Agent, the Security Trustee and the Security Agent against any cost, loss or liability incurred by the Agent, the Security Trustee or the Security Agent (acting reasonably) as a result of:

(a)                                      investigating any event which it reasonably believes is a Default; or

(b)                                     acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.4                     Acquisition Indemnity

(a)

(i)                        The Parent shall within three Banking Days of demand indemnify each Indemnified Person against any cost, expense, loss or liability (including without limitation legal fees) (together “Losses”) incurred by or awarded against that Indemnified Person in each case arising out of or in connection with any action, claim, investigation or proceeding commenced or threatened (including, without limitation, any action, claim, investigation or proceeding to preserve or enforce rights) in relation to:

(A)                the use of the proceeds of the Facilities;

(B)                  any Finance Document; and/or

(C)                  the arranging or underwriting of the Facilities.

(ii)                     The Parent will not be liable under paragraph (i) above for any Losses to the extent that Losses result directly from any breach by that Indemnified Person of any Finance Document which is in each case finally judicially determined to have resulted directly from the gross negligence or wilful misconduct of that Indemnified Person and provided that:

(A)                the Indemnified Person shall as soon as reasonably practicable inform the Parent of any circumstances of which it is aware and which would be reasonably likely to give rise to any such investigation, litigation or proceeding (whether or not an investigation, litigation or proceeding has occurred or been threatened);

(B)                  the Indemnified Person will, where reasonable and practicable, give the Parent an opportunity to consult with it with respect to the conduct or settlement of any such investigation, litigation or proceeding;

(C)                  an Indemnified Person will provide the Parent on request (and, to the extent practicable without any waiver of legal professional privilege or breach of confidentiality obligation) with copies of material correspondence in relation to the Losses and allow the Obligors’ Agent to attend all material meetings in relation to the Losses and receive copies of material legal advice obtained by the Indemnified Person in relation to the Losses;

(D)                 the Parent will keep strictly confidential all information received by it in connection with the Losses and will not disclose any information to any third party (other than to its legal counsel) without the prior written consent of the Indemnified Person; and

(E)                   no Indemnified Person shall be required to comply with the above unless the Indemnified Person is and continues to be indemnified on a current basis for its costs and expenses.

(iii)                  For the purposes of this Clause 16.4 (Acquisition Indemnity):

“Indemnified Person” means each Finance Party and, in each case, any of its Affiliates and each of its (or its Affiliates’) respective directors, officers, employees and agents.

(b)                                     No Finance Party shall have any duty or obligation, whether as fiduciary for any Indemnified Person or otherwise, to recover any payment made or required to be made under paragraph (a) of Clause 16.4.

17.                           MITIGATION BY THE LENDERS

17.1                     Mitigation

(a)                                      Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 9.2 (Illegality in relation to Issuing Bank), Clause 14 (Tax gross-up and indemnities), Clause 15 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                     Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2                     Limitation of liability

(a)                                      The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)                                     A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.                           COSTS AND EXPENSES

18.1                     Transaction expenses

The Parent shall promptly on demand pay the Agent, the Security Trustee, the Security Agent and the Arranger the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                      this Agreement and any other documents referred to in this Agreement; and

(b)                                     any other Finance Documents executed after the date of this Agreement.

18.2                     Amendment costs

If (a) the Parent or the Obligors’ Agent requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Parent shall, within three Banking Days of demand, reimburse the Agent for the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3                     Enforcement costs

The Parent shall, within three Banking Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.                           REPRESENTATIONS

Each Borrower makes the representations and warranties set out in this Clause 19 in relation to itself and in the case of the Original Borrower (to the extent specified below only) in relation to the Group and its Subsidiaries and the Material Companies to each Finance Party.

19.1                     Status

(a)                                      It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                     It and each Material Company has the power to own its assets and carry on its business as it is being conducted.

19.2                     Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations, which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

19.3                     Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                                      any law or regulation applicable to it;

(b)                                     its constitutional documents; or

(c)                                      any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets to the extent that it would reasonably be expected to have a Material Adverse Effect.

19.4                     Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5                     Validity and admissibility in evidence

All Authorisations required:

(a)                                      to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)                                     to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect (or, in each case, will when required).

19.6                     Governing law and enforcement

(a)                                      The choice of English law as the governing law of the Finance Documents expressed to be governed by English law will, subject to any general principles of law limiting its or, as applicable, Dubai Group’s obligations, which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), be recognised and enforced in its or, as applicable, Dubai Group’s jurisdiction of incorporation.

(b)                                     Any judgment obtained in England in relation to a Finance Document expressed to be governed by English law will, subject to any general principles of law limiting its or, as applicable, Dubai Group’s obligations, which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), be recognised and enforced in its or, as applicable, Dubai Group’s jurisdiction of incorporation.

19.7                     Deduction of Tax

Neither it, nor Dubai Group is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.8                     No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for any relating to the Share Pledges and OMX Share Pledge (provided that the Parent will procure that any such filings or taxes are made or paid within all timeframes required by law).

19.9                     No default

(a)                                      No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                                     No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries) assets are subject which are reasonably likely to have a Material Adverse Effect.

19.10               No misleading information

(a)                                      Any material written factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date the information therein was expressed to be given.

(b)                                     The financial projections contained in the Business Model and the Information Memorandum have been prepared on the basis of recent historical information and on the basis of assumptions believed by the Parent to be reasonable at the time of such preparation.

(c)                                      So far as it is aware after due and careful review and enquiries, nothing has occurred or been omitted from the Business Model or the Information Memorandum and no information has been given or withheld that results in the information referred to in paragraph (a) or (b) above contained in the Business Model or the Information Memorandum (as applicable) being untrue or misleading in any material respect.

(d)                                     All material written factual information required to be supplied by any member of the Group or provided for in connection with any waiver or amendment request by any member of the Group to the Agent in relation to this Agreement is, save as referred to when that information is provided, true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

19.11               Financial statements

(a)                                      Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                                     Its Original Financial Statements fairly represent the consolidated financial condition and operations of the Group or, as the case may be, Dubai Group on a pro forma basis during the relevant financial year.

(c)                                      There has been no material adverse change in the business or the consolidated financial condition of (i) the Group or (ii) Dubai Group and its Subsidiaries since the date as of which its Original Financial Statements are stated to have been prepared.

19.12               Pari passu ranking

Its and Dubai Group’s payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13               No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

19.14               No Immunity

In any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

19.15               Private and commercial acts

Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes.

19.16               Holding Company

Except as may arise under the Finance Documents and for Acquisition Costs, at the date of this Agreement the Original Borrower has not traded or incurred any liabilities or commitments (whether actual or contingent, present or future) other than:

(a)                                      holding shares in its direct Subsidiaries;

(b)                                     those activities expressly set out in the Offer Documents;

(c)                                      those activities expressly set out in the LSE Acquisition Documents;

(d)                                     those activities expressly set out in the OMX Acquisition Documents;

(e)                                      making loans to Bidco for the purposes of acquiring Target Shares; and

(f)                                        under the HSBC Bilateral Facility.

19.17               Offer Documents

(a)                                      The Offer Document and the Offer Announcement:

(i)                        are or will each be in compliance in all material respects with all applicable takeover regulations; and

(ii)                     contain or will contain all the material terms relating to the Acquisition as of the date of publication.

(b)                                     The Offer Document is or will be consistent with and reflects the information contained in the Offer Announcement in all material respects.

19.18               Acquisition Documents, disclosures and other Documents

(a)                                      The LSE Acquisition Documents contain all the material terms of the LSE Acquisition.

(b)                                     There is no disclosure made in relation to the LSE Acquisition which has or may have a material adverse effect on any of the information, opinions, intentions,

forecasts and projections contained or referred to in the Information Memorandum or the Business Model.

(c)                                      To the best of its knowledge no representation or warranty given by NASDAQ in the LSE Acquisition Documents is untrue or misleading in any material respect.

19.19               Lender Domicile and Place of Business

(a)                                      No Lender is or will become (or be deemed to have become) resident, domiciled, engaged in the carrying on of business or subject to taxation in the Emirate of Dubai by reason only of the negotiation, preparation, execution, delivery, performance or enforcement of or receipt of any payment under the Finance Documents; and

(b)                                     It is not necessary for any Lender to establish a place of business (or be licensed, qualified or otherwise entitled to carry on business) in the Emirate of Dubai or to meet any other criteria applicable under the laws of Dubai for the entry into, performance or enforcement of the Finance Documents.

19.20               Times when representations are made

(a)                                      All the representations and warranties in this Clause 19 are made by each Borrower in relation to itself and in the case of the Original Borrower, (to the extent specified therein only) in relation to the Group and its Subsidiaries or Material Companies on the date of this Agreement except for the representations and warranties set out in Clause 19.10 (No misleading information) which are deemed to be made by any member of the Group (i) with respect to the Information Memorandum, on the date the Information Memorandum is approved by the Parent, (ii) with respect to the Business Model, on the date of this Agreement and on the Completion Date, (iii) with respect to the Business Model, on the date on which it is delivered to the Agent and the date on which completion takes place under LSE Acquisition Agreement (iii) any other written information, at the times specified in paragraph (d) of Clause 19.10 (No misleading information).

(b)                                     All the representations and warranties in this Clause 19 (other than the representations and warranties set out in Clause 19.10 (No misleading information) which shall be made or deemed to be made as set out in paragraph (a) above) are deemed to be made by each Borrower on the Completion Date.

(c)                                      The representations and warranties in Clause 19.10 (No misleading information) with respect to the Information Memorandum are deemed to be made by each member of the Group on the Syndication Date.

(d)                                     The Repeating Representations are deemed to be made by each Borrower on the date of each Utilisation Request and the first day of each Interest Period.

(e)                                      All the representations and warranties in this Clause 19 except Clause 19.10 (No misleading information), Clause 19.11 (Financial Statements) and 19.16 (Holding Company) are deemed to be made by each Additional Borrower on the day on which it becomes (or it is proposed that it becomes) an Additional Borrower.

(f)                                        Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

20.                           INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                     Financial statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)                                      as soon as the same become available, but in any event within 120 days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)                                     as soon as the same become available, but in any event within 120 days after the end of the relevant financial year, the audited consolidated financial statements of (i) any other Borrower, any Guarantor, DIFX, DFM, and Bidco for that financial year and (ii) Target, in respect of a financial year ending after the Completion Date; and

(c)                                      as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, its and Dubai Group’s financial statements for that financial half year.

20.2                     Compliance Certificate

(a)                                      The Parent shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (b) and (c) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date at which those financial statements were drawn up.

(b)                                     The Parent shall procure that, each Compliance Certificate shall be signed by two authorised signatories of Dubai Group.

20.3                     Requirements as to financial statements

(a)                                      Each set of financial statements delivered by the Parent pursuant to Clause 20.1 (Financial statements) shall be certified by an authorised signatory of the relevant company as fairly representing its financial condition as at the date at which those financial statements were drawn up.

(b)                                     The Parent shall procure that each set of financial statements delivered pursuant to paragraphs (a) and (c) of Clause 20.1 (Financial statements) is prepared using GAAP and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP or the accounting practices or reference periods, and it delivers to the Agent:

(i)                        a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)                     sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to “financial statements” shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)                                      If the Parent notifies the Agent of a change in accordance with paragraph (b) of Clause 20.3 (Requirements as to financial statements) the Parent and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change.  To the extent practicable these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement.  If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

20.4                     Information: miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                                      at the same time as they are required to be dispatched, copies of all documents required by law to be dispatched by the Parent to its shareholders (in their capacity as shareholders) generally (or any class of them) or dispatched by the Parent or any Obligor to its creditors generally (or any class of them);

(b)                                     at the same time as they are dispatched or, as the case may be, on the date on which they are executed copies of (i) the Offer Document and all documents in relation to the Offer and the Squeeze-Out, (ii) the LSE Acquisition Documents and all documents in relation to the LSE Acquisition and (iii) the OMX Acquisition Documents and all documents in relation to the OMX Acquisition dispatched by the Parent to its shareholders (in their capacity as shareholders) generally (or any class of them) or to its creditors generally;

(c)                                      promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings in relation to the Offer, the Squeeze-Out, the LSE Acquisition or the OMX Acquisition which are current, threatened or pending against any member of the Group, and which are reasonably likely to be adversely determined and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; and

(d)                                     promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

20.5                     Notification of default

(a)                                      The Parent shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)                                     Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.6                     Use of websites

(a)                                      The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)                        the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                     both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                  the information is in a format previously agreed between the Parent and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Obligors’ Agent accordingly and the Parent shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Parent shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                     The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)                                      The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                        the Designated Website cannot be accessed due to technical failure;

(ii)                     the password specifications for the Designated Website change;

(iii)                  any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                 any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                    the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                     Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Parent shall comply with any such request within ten Banking Days.

20.7                     “Know your customer” checks

(a)                                      If:

(i)                        the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                     any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)                  a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                     Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.8                     No personal liability

No director, officer or employee of a Borrower or any other member of the Group shall be personally liable for any statement made by it in any certificate or other document as required to be delivered pursuant to any Finance Party pursuant to the Finance Documents.

21.                           FINANCIAL COVENANTS

21.1                     Financial definitions

In this Clause 21:

“Consolidated Tangible Net Worth” means at any time the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of Dubai Group and the aggregate amount of the reserves of Dubai Group, including:

(a)                     any amount credited to the share premium account;

(b)                    any capital redemption reserve fund; and

(c)                     any balance standing to the credit of the consolidated profit and loss account of Dubai Group;

but deducting:

(i)                        any debit balance on the consolidated profit and loss account of Dubai Group;

(ii)                     (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

(iii)                  any amount in respect of interests of persons other than Dubai Group and its Subsidiaries in Subsidiaries of Dubai Group;

(iv)                 (to the extent included) any amount set aside for taxation, deferred taxation or bad debts;

(v)                    (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 2006; and

(vi)                 any amount in respect of any dividend or distribution declared, recommended or made by Dubai Group or any of its Subsidiaries to the extent payable to a person other than Dubai Group or any of its Subsidiaries and to the extent such distribution is not provided for in the most recent financial statements.

and so that no amount shall be included or excluded more than once.

21.2                     Consolidated Tangible Net Worth

The Parent shall (and shall procure that Dubai Group shall) ensure that Consolidated Tangible Net Worth is not at any time less than US$2,000,000,000.

21.3                     Financial testing

The financial covenants set out in Clause 21.2 (Consolidated Tangible Net Worth) shall be tested by reference to each of the relevant financial statements and/or each Compliance Certificate delivered pursuant to Clause 20.2 (Compliance Certificate).

22.                           GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1                     Authorisations

The Parent shall (or shall procure that any other Obligor shall) promptly:

(a)                                      obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                     if requested by the Agent, supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2                     Compliance with laws

The Parent shall (and the Parent shall procure that each other Obligor shall) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

22.3                     Pari passu ranking

The Parent shall (and shall procure that each other Obligor shall) procure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations which are mandatorily preferred by law applying to companies generally.

22.4                     Negative pledge

(a)                                      The Parent shall not (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                     the Parent shall not (and the Parent shall ensure that no other member of the Group will):

(i)                        sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Parent or any other member of the Group;

(ii)                     sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                 enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                      Paragraphs (a) and (b) above do not apply to:

(i)                        any cash management, netting or set-off arrangement entered into by any member of the Group pursuant to the Hedging Agreements or in the ordinary course of its banking arrangements;

(ii)                     any lien arising by operation of law and in the ordinary course of business;

(iii)                  any Security over or affecting (or transaction (“Quasi-Security”) described in paragraph (b) above affecting) any asset acquired by a member of the Group after the date of this Agreement if:

(A)                the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)                  the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(C)                  the Security or Quasi-Security is removed or discharged within six months of the date of acquisition of such asset;

(iv)                 any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)                the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)                  the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)                  the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;

(v)                    any Security Interest of the Group existing as at the date of this Agreement and any Security Interest of the Target Group existing as at the Completion Date but only to the extent that in each case the principal amount secured thereby is not increased;

(vi)                 set-off, title transfer or retention of title provisions in a supplier’s standard terms of business;

(vii)              Security or Quasi-Security resulting from the rules and regulations of any clearing system or stock exchange;

(viii)           any security arising by operation of law or in favour of any taxation authority or any other government authority or organisation in respect of taxes, assessments or governmental charges which are being contested by the relevant member of the Group in good faith and against which adequate reserves are held;

(ix)                   any Security arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process given as part of any court proceedings being contested by the relevant member of the Group in good faith and against which adequate reserves are held;

(x)                      any Security entered into pursuant to any Finance Document;

(xi)                   any cash deposit which secures amounts relating to any Clearing Business Borrowings;

(xii)                any Security over cash granted by a member of the Group in favour of a financial institution to secure a back-to-back loan made by that institution to a member of the Group;

(xiii)             any liens in favour of custodians of investments or securities arising pursuant to such custodian’s standard terms of business; or

(xiv)            any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (xiii) above) does not exceed US$100,000,000 (or its equivalent in another currency or currencies).

22.5                     Disposals

(a)                                      The Parent shall not (and shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                     Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                        made pursuant to the OMX Acquisition Documents provided that the cash proceeds of such disposal are applied in accordance with Clause 9.5 (Mandatory prepayment - disposals);

(ii)                     made in relation to an acquisition by NASDAQ of up to 33 1/3% of the issued share capital of DIFX;

(iii)                  of the issued share capital in NASDAQ made to the NASDAQ Trustee or the NASDAQ Trust in accordance with the NASDAQ Trust Agreement and the OMX Acquisition Documents, provided that no such disposal shall be permitted under this paragraph (iii) at any time at which the Parent holds 19.99 per cent. or less of the issued share capital of NASDAQ;

(iv)                 of any Target Shares held by Bidco to the Parent, provided that (i) the Disposal by Bidco, and the acquisition by the Parent, of such Target Shares is completed on the same day that Bidco acquires such Target Shares pursuant to the Offer and (ii) the Parent executes the OMX Share Pledge on or prior to the date of such Disposal;

(v)                    made pursuant to a LSE Disposal;

(vi)                 made by one Subsidiary of the Parent to another Subsidiary of the Parent or to the Parent;

(vii)              made in the ordinary course of business of the disposing entity for fair market value;

(viii)           of assets which are obsolete or which are no longer required for the relevant person’s business or operations;

(ix)                   of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(x)                      of cash not otherwise prohibited by the Finance Documents;

(xi)                   of assets in exchange for or to be replaced by other assets comparable or superior as to type, value and quality within 3 months of such disposal (or committed to be used within 3 months, and so used within 6 months, of that disposal);

(xii)                where the net proceeds are applied in prepayment of Utilisations; or

(xiii)             where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by the Group, other than any permitted under paragraphs (i) to (xii) above) does not exceed US$100,000,000 (or its equivalent in another currency or currencies) in any financial year.

22.6                     Subsidiary Indebtedness

The Parent shall ensure that the aggregate Financial Indebtedness incurred by any member of the Group other than the Parent does not exceed US$100,000,000 (or its equivalent) in aggregate at any time, provided that this Clause 22.6 does not apply to:

(a)                                      Financial Indebtedness under a Finance Document;

(b)                                     Existing Subsidiary Indebtedness (to the extent not increased on or after the Completion Date) and any other Financial Indebtedness incurred by way of renewal, refinancing or replacement of any such Existing Subsidiary Indebtedness (and which is in the same or a lower amount than the Financial Indebtedness it renews, refinances or replaces and is on terms which are not materially more onerous than such Financial Indebtedness);

(c)                                      any fundraising the Net Proceeds of which are applied or are to be applied in accordance with Clause 9.4 (Mandatory Prepayment - Debt/Equity Proceeds);

(d)                                     any borrowings to maintain compliance with requirements of any relevant regulatory authority;

(e)                                      any Clearing Business Borrowings;

(f)                                        the Options Arrangements;

(g)                                     intra-Group borrowings;

(h)                                     any indebtedness incurred for the hedging of foreign currency or interest rate risks in the ordinary course of business; or

(i)                                         any indebtedness incurred in order to acquire an asset (other than the shares in DFM, DIFX, NASDAQ or LSE) where the financier’s right of action to enforce repayment of the principal amount of that indebtedness and the payment of financing charges thereon is limited solely to a right of action or claim against the asset so financed and/or the revenues derived therefrom.

22.7                     Merger

The Parent shall not (and the Parent shall ensure that no other member of the Group will without the consent of the Majority Lenders which may not be unreasonably withheld)

enter into any amalgamation, demerger, merger or corporate reconstruction other than as part of a solvent reorganisation of any member of the Group other than the Parent.

22.8                     Change of business

The Parent shall ensure that no substantial change is made to the general nature of its business or the business of the Group from that carried on at the date of this Agreement other than as a result of the Acquisition, the LSE Acquisition or the OMX Sale.

22.9                     Environmental Compliance

The Parent shall (and shall ensure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits where failure to do so is reasonably likely to have a Material Adverse Effect.

22.10               Environmental Claims

The Parent shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)                                      any Environmental Claim that has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group; or

(b)                                     any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

22.11               The Offer

The Parent shall:

(a)                                      keep the Agent informed as to the status and progress of the Offer and any Squeeze-Out;

(b)                                     ensure that (save with the prior written consent of the Agent) (acting on the instructions of the Majority Lenders):

(i)                        there is no amendment, variation or waiver of any term of the Offer which would have any of the following consequences:

(A)                an increase in the price offered per Target Share in excess of a level agreed between the Agent and the Parent prior to the date of this Agreement; or

(B)                  a reduction in the acceptance condition to less than 50% plus one share;

(ii)                     there is no other amendment, variation or waiver of any term of the Offer except any waiver, variation or amendment which could not reasonably be expected to materially and adversely prejudice the rights of the Lenders; and

(iii)                  there is no voluntary amendment, variation or waiver of any terms of the Squeeze Out which would have the consequence of an increase in the price offered per Target Share in excess of a level agreed between the Agent and the Parent prior to the date of this Agreement;

(c)                                      comply in all material respects with all applicable laws and regulations relevant in the context of the Offer; and

(d)                                     ensure that the Offer Document will contain all the material terms of the Offer as of the date of its publication and is on substantially the terms as set out in the Offer Announcement except as amended, varied or waived in accordance with paragraph (b) of this Clause 22.11 and under applicable regulation.

22.12               LSE and OMX Acquisition Documents

(a)                                      The Parent shall promptly pay all amounts payable to NASDAQ under the LSE Acquisition Documents as and when they become due.

(b)                                     The Parent shall (and the Parent will procure that each relevant member of the Group will) take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any LSE Acquisition Documents.

(c)                                      The Parent shall procure that no amendment is made to any of the LSE Acquisition Documents or the OMX Acquisition Documents without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) except a waiver, variation or amendment which could not reasonably be expected to materially and adversely prejudice the rights of the Lenders.

22.13               Hedging Arrangements

The Parent will ensure that all arrangements contemplated by the Hedging Strategy Letter are implemented in accordance with the terms of the Hedging Strategy Letter.

22.14               Conditions subsequent

The Parent shall:

(a)                                      within two weeks of the date of the first Utilisation, deliver to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) the Business Model; and

(b)                                     within three weeks of the date of the first Utilisation, deliver to the Agent confirmation of the status of the trust arrangements in relation to the Parent’s potential ownership of NASDAQ shares including the beneficial and economic ownership of this stock.

22.15               NASDAQ Share Charge and NASDAQ Trust Agreement

(a)                                      The Parent shall, on or prior to the date of completion of the OMX Sale, deliver to the Agent:

(i)                        a duly executed pledge granted by the Parent (in form and substance satisfactory to the Agent) over (i) all of the shares in NASDAQ received by the Parent as part of the consideration of the OMX Sale, (ii) the beneficial interest of the Parent in the NASDAQ Trust and (iii) all of the Parent’s rights under the NASDAQ Trust Agreement;

(ii)                     a duly executed pledge granted by the NASDAQ Trust (in form and substance satisfactory to the Agent) of all of the shares in NASDAQ held by the NASDAQ Trust pursuant to the NASDAQ Trust Agreement;

(iii)                  duly executed board minutes of the Parent approving the terms and execution of the pledge referred to in sub-paragraph (i) above;

(iv)                 a certificate of the NASDAQ Trust attaching:

(A)                the certificate of trust;

(B)                  the NASDAQ Trust Agreement, which approves the terms and execution of the pledge referred to in sub-paragraph (ii) above; and

(C)                  specimen signatures of each person authorised to execute the pledge referred to in sub-paragraph (ii) above.

(v)                    a legal opinion of Clifford Chance LLP, legal advisers to the Arranger and Agent in New York, substantially in the form distributed to the Lenders prior to signing the pledges referred to in sub-paragraphs (i) and (ii) above;

(vi)                 a legal opinion of Linklaters LLP, legal advisers to the Parent in Dubai, substantially in the form distributed to the Lenders prior to signing the pledge referred to in sub-paragraph (i) above; and

(vii)              a legal opinion of Richards, Layton & Finger, legal advisers to the NASDAQ Trust and the NASDAQ Trustee in Delaware, substantially in the form distributed to the Lenders prior to signing the pledge referred to in sub-paragraph (ii) above.

(b)                                     If at any time NASDAQ Trust Sale Proceeds are to be paid to a party other than the Parent (“Third Party NASDAQ Trust Sale Proceeds”), the Parent shall procure that a sum equal to such Third Party NASDAQ Trust Sale Proceeds be applied in mandatory prepayment in accordance with Clause 9.5 (Mandatory

Prepayment –Disposals), and for this purpose, references in Clause 9.5 (Mandatory Prepayment – Disposals) to “Parent NASDAQ Trust Sale Proceeds” shall be taken to be references to “Third Party NASDAQ Trust Sale Proceeds”.

22.16               New Holding Company of Bidco

If the Parent transfers the entire issued share capital of Bidco to one of its directly wholly-owned Subsidiaries, it shall procure that such wholly-owned Subsidiary shall, on the date of such transfer, (i) enter into a guarantee (in form and substance satisfactory to the Agent) in favour of the Security Trustee and (ii) grant Security (in form and substance satisfactory to the Agent) in favour of the Security Trustee over the entire issued share capital of Bidco.

23.                           EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default (save as for Clause 23.13 (Acceleration).

23.1                     Non-payment

A Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                      its failure to pay is caused by:

(i)                        administrative or technical error; or

(ii)                     a Disruption Event; and

(b)                                     payment is made within 3 Business Days of its due date.

23.2                     Financial covenants

Any requirement of Clause 21 (Financial covenants or paragraphs (b) to (d) of Clause 22.11 (The Offer) is not satisfied.

23.3                     Other obligations

(a)                                      Any Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment), Clause 21 (Financial covenants) or paragraphs (b) to (d) of Clause 22.11 (The Offer)).

(b)                                     No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Banking Days of the Agent giving notice to the Obligors’ Agent or an Obligor becoming aware of the failure to comply.

23.4                     Misrepresentation

Any representation or statement made or deemed to be made by any Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the facts or circumstances underlying the misrepresentation are capable of remedy and are remedied within 15 Banking Days of the Agent giving notice to the Obligors’ Agent or an Obligor becoming aware of the misrepresentation.

23.5                     Cross default

(a)                                      Any Financial Indebtedness of any member of the Group or Dubai Group is not paid when due nor within any originally applicable grace period.

(b)                                     Any Financial Indebtedness of any member of the Group or Dubai Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                      Any commitment for any Financial Indebtedness of any member of the Group or Dubai Group is cancelled or suspended by a creditor of any member of the Group or, as applicable, Dubai Group as a result of an event of default (however described).

(d)                                     Any creditor of any member of the Group or Dubai Group becomes entitled to declare any Financial Indebtedness of any member of the Group or, as applicable, Dubai Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                      No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$25,000,000 (or its equivalent in any other currency or currencies).

23.6                     Insolvency

(a)                                      A Borrower or a Material Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                     The value of the assets of a Borrower or any Material Company is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                      A moratorium is declared in respect of all or any substantial part of the indebtedness of a Borrower or any Material Company.

23.7                     Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                      the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement,

scheme of arrangement or otherwise) of any Borrower or any Material Company other than a solvent liquidation or reorganisation of any Material Company;

(b)                                     a composition, compromise, assignment or arrangement with any Borrower or any Material Company;

(c)                                      the appointment of a liquidator (other than in respect of a solvent liquidation of any Material Company), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Borrower or any Material Company; or

(d)                                     enforcement of any Security over any assets having an aggregate value of US$25,000,000 of any Borrower or any Material Company other than any Security in respect of Clearing Business Borrowings, or any analogous procedure or step is taken in any jurisdiction but excluding any frivolous and vexatious proceedings which are discharged within 30 Banking Days of commencement.

23.8                     Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (other than by way of enforcement of Security in respect of Clearing Business Borrowings) affects any asset or assets of any Borrower or any Material Company having an aggregate value of US$25,000,000 and is not discharged within 10 Business Days.

23.9                     Unlawfulness

It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

23.10               Repudiation

Any Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.11               Material adverse change

Any event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect and any circumstance is not remedied within seven days of the Agent giving notice of such circumstance to the Obligors’ Agent or any Obligor becoming aware of such circumstances.

23.12               Change of ownership

Bidco ceases to be a directly or indirectly wholly-owned Subsidiary of the Parent other than as a result of (i) the disposal of Bidco in accordance with the terms of Clause 22.5(b)(i) (Disposals) or (ii) a solvent liquidation of Bidco following completion of the OMX Sale.

23.13               Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Obligors’ Agent:

(a)                                      cancel the Total Commitments, at which time they shall immediately be cancelled;

(b)                                     declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)                                      declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)                                     declare that cash cover in respect of the Bank Guarantee is immediately due and payable at which time it shall become immediately due and payable; and/or

(e)                                      declare that cash cover in respect of the Bank Guarantee is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders.

23.14               Clean-Up

Notwithstanding any other provision of any Finance Document, if during the Clean-Up Period any event or circumstance exists which (but for this Clause 23.14) would constitute a Default if:

(a)                                      it would have been a Default only by reason of circumstances existing as at the Completion Date and relating exclusively to any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group);

(b)                                     it is capable of remedy and reasonable steps are being taken to remedy it;

(c)                                      the circumstances giving rise to it have not been procured by or approved by any member of the Group (other than the Target Group); and

(d)                                     it is not reasonably likely to have a Material Adverse Effect,

then it will not constitute a Default and such event or circumstances shall not entitle the Agent or the Lenders to take any action under Clause 23.13 (Acceleration) or to refuse to make available their participations in a Utilisation pursuant to Clause 4.2 (Further Conditions Precedent) (but if the relevant circumstances are continuing after the last day of the Clean-Up Period there shall be a Default notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties under this Agreement, which arise as a result of that Default).

23.15               Government of Dubai

Upon the occurrence of an Event of Default under Clause 23.1 (Non-payment) which is continuing or the giving of a Notice pursuant to Clause 23.13 (Acceleration) the Agent will have the right to engage in discussions on behalf of the Lenders with Dubai as to the payment of any Unpaid Sum and/or repayment of the Utilisations and the Original Borrower will use its reasonable endeavours to procure that such discussions take place.

SECTION 8

CHANGES TO PARTIES

24.                           CHANGES TO THE LENDERS

24.1                     Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)                          assign any of its rights; or

(b)                         transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

24.2                     Conditions of assignment or transfer

(a)                                      The consent of the Parent is required for an assignment or transfer by an Existing Lender made at any time after the Syndication Date, unless the assignment or transfer is (i) to another Lender or an Affiliate of a Lender or (ii) made while an Event of Default is continuing.

(b)                                     The consent of the Parent to an assignment or transfer must not be unreasonably withheld or delayed.  The Parent will be deemed to have given its consent five Banking Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time.

(c)                                      The consent of the Parent to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                                     The consent of the Issuing Bank is required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Bank Guarantee.

(e)                                      An assignment will only be effective on:

(i)                        receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                     performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(f)                                        A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(g)                                     If:

(i)                        a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                     as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

24.3                     Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$3,000.

24.4                     Limitation of responsibility of Existing Lenders

(a)                                      Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                        the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                     the financial condition of any Obligor;

(iii)                  the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                 the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                     Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                        has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                     will continue to make its own independent appraisal of the creditworthiness of the Obligors and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                      Nothing in any Finance Document obliges an Existing Lender to:

(i)                        accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                     support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by a Borrower of its obligations under the Finance Documents or otherwise.

24.5                     Procedure for transfer

(a)                                      Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                     The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                      On the Transfer Date:

(i)                        to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Obligor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                     each Obligor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Obligors and the New Lender have assumed and/or acquired the same in place of the Obligors and the Existing Lender;

(iii)                  the Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                 the New Lender shall become a Party as a “Lender”.

24.6                     Copy of Transfer Certificate to Obligors’ Agent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Obligors’ Agent a copy of that Transfer Certificate.

24.7                     Confidentiality and disclosure of Information

(a)                                      Each Finance Party undertakes:

(i)                        to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph (b) below, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information; and

(ii)                     to use the Confidential Information only in connection with, or as permitted by the Finance Documents;

(b)                                     Any Finance Party may disclose:

(i)                        to any of its Affiliates and any of its or their officers, directors, employees, professional advisers and auditors;

(ii)                     to any other person:

(A)                to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement for the purposes of that actual or potential assignment or transfer;

(B)                  with (or through) whom it enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor for the purposes of that actual or potential sub-participation or transaction;

(C)                  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(D)                 if and to the extent requested by any regulator with jurisdiction over that Finance Party or any Affiliate of that Finance Party;

(E)                   if it comes into the public domain (other than as a result of a breach of this Clause 24.7);

(F)                   to rating agencies on a confidential and need to know basis only for the purposes of preparing a private or shadow rating;

(G)                  to an Obligor; or

(H)                 with the prior written consent of the Parent,

any information about any Obligor, the Group and the Finance Documents as that Finance Party shall consider appropriate if:

(i)                        in relation to sub-paragraph (i) above, the Finance Party uses all reasonable endeavours to ensure that any person to whom the information is to be given acknowledges and complies with the provisions of this Clause 24.7 as if it were also a party to it; and

(ii)                     in relation to sub-paragraphs (ii)(A) and (B) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

(c)                                      The provisions of this Clause 24.7 shall:

(i)                        supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of any Obligor in connection with the Facilities;

(ii)                     survive any termination of this Agreement; and

(iii)                  remain binding on any Finance Party which has ceased to be a party to this Agreement.

24.8                     Affiliates of Lenders as Hedge Counterparties

(a)                                      An Affiliate of a Lender which becomes a Hedge Counterparty shall accede to this Agreement and to the Trust Agreement by delivery to the Security Trustee and the Security Agent of a duly completed accession undertaking in the form required under the Trust Agreement.

(b)                                     Where this Agreement or any other Finance Document imposes an obligation on a Hedge Counterparty and the relevant Hedge Counterparty is an Affiliate of a Lender and is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

25.                           CHANGES TO THE OBLIGORS

25.1                     No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2                     Additional Borrowers

(a)                                      Subject to compliance with the provisions of paragraph (b) of Clause 20.7 (“Know your customer checks”), the Parent may request that any of its wholly owned Subsidiaries becomes a Borrower.  That Subsidiary shall become a Borrower if:

(i)                        it is incorporated in the same jurisdiction as an existing Borrower and the Majority Lenders approve the addition of that Subsidiary or otherwise if all the Lenders approve the addition of that Subsidiary;

(ii)                     the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

(iii)                  the Parent has delivered to the Agent a duly executed Guarantee in respect of the payment obligations of that Subsidiary under the Finance Documents and made between the Parent as guarantor and the Security Agent as security agent for the Secured Parties to be in form and substance satisfactory to the Agent (acting reasonably);

(iv)                 the Subsidiary has delivered to the Agent a duly executed Guarantee in respect of the payment obligations of the other Borrowers, subject to any limitations required pursuant to applicable laws and regulations, and made between the Subsidiary as guarantor and the Trustee as security trustee for the Secured Parties or the Security Agent as security agent for the Secured Parties to be in form and substance satisfactory to the Agent (acting reasonably);

(v)                    the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(vi)                 the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Subsidiary, each in form and substance satisfactory to the Agent.

(b)                                     The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

25.3                     Resignation of Borrower

(a)                                      With the prior consent of all the Lenders, the Parent may request that a Borrower (other than the Original Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)                                     The Agent shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)                        the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; and

(ii)                     that Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents.

(c)                                      Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

25.4                     Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (d) of Clause 19.20 (Times when representations are made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 9

THE FINANCE PARTIES

26.                           ROLE OF THE AGENT AND THE ARRANGER, THE ISSUING BANK AND OTHERS

26.1                     Appointment of the Agent

(a)                                      Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                                     Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2                     Duties of the Agent

(a)                                      The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                                     Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                                      If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)                                     If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e)                                      The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3                     Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4                     No fiduciary duties

(a)                                      Nothing in this Agreement constitutes the Agent, the Arranger and/or the Issuing Bank as a trustee or fiduciary of any other person.

(b)                                     Neither the Agent, the Security Trustee, the Security Agent, the Issuing Bank nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5                     Business with the Group

The Agent, the Security Trustee, the Security Agent, the Issuing Bank and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6                     Rights and discretions

(a)                                      The Agent may rely on:

(i)                        any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                     any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                     The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                        no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment)); and

(ii)                     any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c)                                      The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                     The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                                      The Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(f)                                        Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Arranger or the Issuing Bank is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7                     Majority Lenders’ instructions

(a)                                      Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                                     Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                                      The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                     In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                      The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8                     Responsibility for documentation

None of the Agent, the Arranger or the Issuing Bank is responsible for:

(a)                                      the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Agent, the Arranger, the Issuing Bank, an Obligor or any other person given in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated by the Finance Documents; or

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

26.9                     Exclusion of liability

(a)                                      Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 29.10 (Disruption to Payment Systems etc.), neither the Agent or the Issuing Bank will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                     No Party (other than the Agent and the Issuing Bank) may take any proceedings against any officer, employee or agent of the Agent or the Issuing Bank in respect of any claim it might have against the Agent or the Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)                                      The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)                                     Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

26.10               Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.10 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by a Borrower pursuant to a Finance Document).

26.11               Resignation of the Agent

(a)                                      The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Obligors’ Agent.

(b)                                     Alternatively the Agent may resign by giving notice to the other Finance Parties and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Obligors’ Agent) may appoint a successor Agent.

(c)                                      If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)                                     The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                                      The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                        Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 0.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                     After consultation with the Obligors’ Agent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

26.12               Confidentiality

(a)                                      In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                     If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

26.13               Relationship with the Lenders

(a)                                      The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                     Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

26.14               Credit appraisal by the Lenders and the Issuing Bank

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Issuing Bank confirms to the Agent, the Arranger and the Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                      the financial condition, status and nature of each member of the Group;

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                      whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                     the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.15               Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Obligors’ Agent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

26.16               Agent’s Management Time

Any amount payable to the Agent under Clause 18.3 (Costs and expenses) and Clause 26.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Obligors’ Agent and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

26.17               Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.                           CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                      interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                     oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                      oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.                           SHARING AMONG THE FINANCE PARTIES

28.1                     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)                                      the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)                                     the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                      the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).

28.2                     Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrowers and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 29.5 (Partial payments).

28.3                     Recovering Finance Party’s rights

(a)                                      On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                     If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Borrowers shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                      each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)                                     that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Parent will be liable to the reimbursing Finance Party for the amount so reimbursed.

28.5                     Exceptions

(a)                                      This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Parent.

(b)                                     A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                        it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                     that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 10

ADMINISTRATION

29.         PAYMENT MECHANICS

29.1       Payments to the Agent

(a)                                      On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                     Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

29.2       Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to the Borrowers), Clause 29.4 (Clawback) and Clause 26.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

29.3       Distributions to the Borrowers

The Agent may (with the consent of the relevant Borrower or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4       Clawback

(a)                                      Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                     If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5       Partial payments

(a)             If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of that Borrower under the Finance Documents in the following order:

(i)                        first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Trustee, the Security Agent, the Issuing Bank and the Arranger under the Finance Documents;

(ii)                     secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                  thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                 fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)            The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above (except in connection with any payment due to the Agent, the Arranger or the Issuing Bank).

(c)             Paragraphs (a) and (b) above will override any appropriation made by the Borrowers.

29.6       No set-off by the Borrowers

All payments to be made by a Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7       Business Days/Banking Days

(a)                                      Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) and any payment which is due to be made on a day that is not a Banking Day shall be made on the next Banking Day in the same calendar month (if there is one) or the preceding Banking Day (if there is not).

(b)                                     During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.8       Currency of account

(a)                                      Subject to paragraphs (b) and (c) below, Dollars is the currency of account and payment for any sum from the Borrowers under any Finance Document other than the Bank Guarantee for which the currency of account is Swedish Kronor and Facility B for which the currency of account is Sterling.

(b)                                     Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)                                      Any amount expressed to be payable in a currency other than Dollars, Sterling or Swedish Kronor shall be paid in that other currency.

29.9       Change of currency

(a)             Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                        any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (acting reasonably and after consultation with the Parent); and

(ii)                     any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably and after consultation with the Obligors’ Agent).

(b)            If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Obligors’ Agent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.10     Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Obligors’ Agent that a Disruption Event has occurred:

(a)                                      the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)                                     the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)             the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)                                     any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

(e)                                      the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.10; and

(f)                                        the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

30.         SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from a Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. That Finance Party shall after effecting such set-off promptly notify the relevant Borrower of any such set-off or conversion.

31.         NOTICES

31.1       Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2       Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                      in the case of the Borrowers, that identified with its name below;

(b)                                     in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)             in the case of the Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

31.3       Delivery

(a)                                      Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)     if by way of fax, when received in legible form; or

(ii)    if by way of letter, when it has been left at the relevant address or five Banking Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)                                     Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)                                      All notices from or to the Borrowers shall be sent through the Agent.

31.4       Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

31.5       Electronic communication

(a)                                      Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)     agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)    notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)    notify each other of any change to their address or any other such information supplied by them.

(b)                                     Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

31.6       English language

(a)                                      Any notice given under or in connection with any Finance Document must be in English.

(b)                                     All other documents provided under or in connection with any Finance Document must be:

(i)     in English; or

(ii)    if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.         CALCULATIONS AND CERTIFICATES

32.1       Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2       Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document shall set out the basis of calculation in reasonable detail and is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3       Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.         PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.         REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.         AMENDMENTS AND WAIVERS

35.1       Required consents

(a)                                      Subject to Clause 35.2 (Exceptions) any term of the Finance Documents (other than the Mandate Letter and the Fee Letters) may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.

(b)                                     The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2                     Exceptions

(a)                                      An amendment or waiver that has the effect of changing or which relates to:

(i)     the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)    an extension to the date of payment of any amount under the Finance Documents;

(iii)    a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)   an increase in or an extension of any Commitment;

(v)    a change to the Original Borrower or any other Obligor other than pursuant to and in accordance with Clause 25 (Changes to the Obligors);

(vi)   any provision which expressly requires the consent of all the Lenders; or

(vii)   Clause 2.2 (Finance Parties’ rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 35;

shall not be made without the prior consent of all the Lenders.

(b)                                     An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Issuing Bank, the Security Trustee or the Security Agent respectively may not be effected without the consent of the Agent, the Arranger, the Issuing Bank, the Security Trustee or the Security Agent, respectively.

36.         COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ARBITRATION

37.                           GOVERNING LAW

This Agreement is governed by English law.

38.                           ARBITRATION

38.1                     Arbitration

Subject to Clause 39.4 (Agent’s option) any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA).

38.2                     Formation of arbitral tribunal, seat and language of arbitration

(a)                                      The arbitral tribunal shall consist of a sole arbitrator.

(b)                                     The seat of arbitration shall be London, England.

(c)                                      The language of the arbitration shall be English.

38.3                     Recourse to courts

For the purposes of arbitration pursuant to this Clause 39 (Arbitration), the Parties waive any right of application to determine a preliminary point of law or appeal on a point of law under Sections 45 and 69 of the Arbitration Act 1996.

38.4                     Agent’s option

Before the Finance Parties have filed a Request for Arbitration or Response as defined in the Arbitration Rules of the LCIA (as the case may be), the Agent may (and shall, if so instructed by the Majority Lenders) by notice in writing to all other Parties require that all Disputes or a specific Dispute be heard by a court of law.  If the Agent gives such notice, the Dispute to which such notice refers shall be determined in accordance with Clause 40 (Jurisdiction of English Courts).

39.                           JURISDICTION OF ENGLISH COURTS

In the event that the Agent issues a notice pursuant to Clause 39.4 (Agent’s option), the provisions of this Clause 40 (Jurisdiction of English courts) shall apply.

39.1                     Jurisdiction

(a)                                      Subject to paragraph (c) of this Clause 40.1 (Jurisdiction), the Courts of England shall have exclusive jurisdiction to settle any Dispute.

(b)                                     The Parties agree that the Courts of England are the most appropriate and convenient courts to settle any Dispute and accordingly no Party will argue to the contrary.

(c)                                      This Clause 40.1 (Jurisdiction) is for the benefit of the Finance Parties only.  As a result, and notwithstanding paragraph (a) of this Clause 40.1, any Finance Party may take proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

(a)                                      irrevocably appoints Dubai Investment Group (Europe) Limited, of 5th Floor Berkeley Square House, 11 Berkley Square, London, W1J 6BR, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                     agrees that failure by an agent for service of process to notify the Borrower of the process will not invalidate the proceedings concerned.

39.3                     Waiver of Immunity

Each Borrower waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)                                      the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(b)                                     the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment

HSBC Bank plc	$3,300,000,000

The Hong Kong and Shanghai Banking Corporation Limited Offshore Banking Unit Bahrain	$900,000,000

Name of Original Lender	Facility B Commitment
HSBC Bank plc	£796,119,573

SCHEDULE 2

Part I

Conditions Precedent to Initial Utilisation

1.                                 The Obligors

(a)                                      A copy of the constitutional documents of the Original Borrower and Bidco.

(b)                                     A copy of a resolution of (or of a committee of) the board of directors of each of the Original Borrower and Bidco:

(i)                        approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                     authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                      If applicable, a copy of a resolution of the board of directors of the Original Borrower and Bidco establishing and authorising the committee referred to in paragraph (b) above.

(d)                                     A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(e)                                      A certificate of the Original Borrower and Bidco (signed by an authorised signatory) confirming that borrowing, guaranteeing or securing as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(f)                                        The certificate of registration of Bidco issued by the Swedish Companies Registration Office.

(g)                                     A certified copy of an application to the Swedish Companies Registration Office for the purpose of registering a new board of directors of Bidco together with confirmation of receipt by the Swedish Companies Registration Office.

(h)                                     A certificate of an authorised signatory of the Original Borrower and Bidco certifying that each copy document specified in this paragraph 1 of Part I of

Schedule 2 relating to it is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                 Dubai Group

(a)                                      A duly executed Dubai Group Guarantee.

(b)                                     A copy of the constitutional documents of Dubai Group.

(c)                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

(d)                                     A certificate of Dubai Group (signed by an authorised signatory) confirming that guaranteeing the Total Commitments would not cause any guarantee or similar limit binding on it to be exceeded.

(e)                                      A certificate of an authorised signatory of Dubai Group certifying that each copy document listed in paragraphs 1 to 5 of this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Dubai Group Guarantee.

(f)                                        A copy, certified by an authorised signatory of Dubai Group to be a true copy, of the Original Financial Statements of Dubai Group.

(g)                                     The following legal opinions:

(i)                        a legal opinion of Clifford Chance LLP, legal advisors to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing the Amendment and Restatement Agreement.

(ii)                     a legal opinion of Clifford Chance LLP, legal advisors to the Arranger and the Agent in Dubai, substantially in the form distributed to the Original Lenders prior to signing the Amendment and Restatement Agreement.

(iii)                  a legal opinion of Linklaters LLP, legal advisors to the Original Borrower in Dubai, substantially in the form distributed to the Original Lenders prior to signing Amendment and Restatement Agreement.

3.                                 Legal opinions

(a)                                      Legal opinions of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                     Legal opinions of Clifford Chance LLP, the legal advisers to the Arranger and the Agent in Dubai, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)                                      Legal opinions of Linklaters LLP, the legal advisers to the Original Borrower in Dubai, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(d)                                     Legal opinions of Roschier Advokatbyrå AB, the legal advisers to the Arranger and the Agent in Sweden, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.                                 Other documents and evidence

(a)                                      A duly executed Share Pledge in respect of all of the issued share capital of DIFX and all the relevant documents required to be delivered pursuant thereto.

(b)                                     A duly executed Share Pledge in respect of 80% of the issued share capital of DFM and all the relevant documents required to be delivered pursuant thereto.

(c)                                      Each of the following documents (so that references to “shareholders” below only refers to those shareholders entering into the Share Pledges described in paragraphs 3(a) and 3(b) as applicable):

(A)                 a copy of the constitutional documents or equivalent documents of the shareholders of DFM and/or DIFX;

(B)                   a copy of a resolution of the board of directors or equivalent authority of each of the shareholders of DFM and/or DIFX:

(x)                   approving the terms of, and the transactions contemplated by the Share Pledge to which it is a party and resolving that it execute that Share Pledge;

(y)                 authorising a specified person or persons to execute the Share Pledge to which it is a party on its behalf;

(z)                   authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Share Pledge to which it is a party.

(C)                   A specimen of the signature of each person authorised by the resolutions referred to in paragraph (B) above.

(D)                  A certificate of each of the shareholders of DFM and/or DIFX (signed by an authorised signatory) confirming that securing the Total Commitments would not cause any security or similar limit binding on it to be exceeded.

(E)                    A certificate of an authorised signatory of each of the shareholders of DFM and/or DIFX certifying that each copy document specified in this paragraph 3(c) of Part I (Conditions Precedent to Initial Utilisation) of Schedule 2

relating to it is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(d)                                     Evidence that any agent for service of process referred to in Clause 39.2 (Service of process), has accepted its appointment.

(e)                                      The Original Financial Statements.

(f)                                        Evidence that the fees, costs and expenses then due and payable from the Parent pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(g)                                     Copies of the Due Diligence Report and the Business Model.

(h)                                     The duly executed Trust Agreement.

(i)                                         The duly executed Fee Letter(s).

(j)                                         The duly executed Offer Price Letter.

(k)                                      The duly executed letter referred to in the definition of Existing Subsidiary Indebtedness.

(l)                                         The duly executed Hedging Strategy Letter.

5.                                 Other documents and evidence required pursuant to the Amendment and Restatement Agreement

(a)                                      The term sheets and timetable relating to the LSE Acquisition and the OMX Sale prepared by Linklaters LLP.

(b)                                     The e-mail from Linklaters LLP which sets out the regulatory issues relating to the transactions contemplated by the Offer, the LSE Acquisition and the OMX Acquisition.

(c)                                      The Tax Paper.

Part II

Conditions Precedent required to be delivered by an Additional Borrower

1.                                 A copy of the constitutional documents of the Additional Borrower and the Parent.

2.                                 A copy of a resolution of the board of directors of the Additional Borrower:

(a)                                      approving the terms of, and the transactions contemplated by the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Accession Letter, the Additional Borrower Guarantee, the Obligor Accession Deed (as defined in the Trust Agreement) and any other Finance Document to which it is party;

(b)                                     authorising a specified person or persons to execute the Accession Letter, the Additional Borrower Guarantee, the Obligor Accession Deed (as defined in the Trust Agreement) and other Finance Documents on its behalf;

(c)                                      authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)                                     authorising the Obligors’ Agent to act as its agent in connection with the Finance Documents.

3.                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.                                 A certificate of the Additional Borrower (signed by an authorised signatory) confirming that borrowing or guaranteeing the Total Commitments would not cause any borrowing, guarantee or similar limit binding on it to be exceeded.

5.                                 A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part III of Schedule 2 relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

6.                                 A copy of a resolution of the board of directors of the Parent:

(a)                                      approving the terms of, and the transactions contemplated by the Parent Guarantee and resolving that it execute, deliver and perform the Parent Guarantee;

(b)                                     authorising a specified person or persons to execute the Parent Guarantee on its behalf; and

(c)                                      authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Parent Guarantee.

7.                                 A specimen of the signature of each person authorised by the resolution referred to in paragraph 6 above.

8.                                 A certificate of the Parent (signed by an authorised signatory) confirming that guaranteeing the Total Commitments would not cause any guarantee or similar limit binding on it to be exceeded.

9.                                 A certificate of an authorised signatory of the Parent certifying that each copy document listed in this Part III of Schedule 2 relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Parent Guarantee.

10.                           An Accession Letter executed by the Additional Borrower and the Parent.

11.                           An Obligor Accession Deed (as defined in the Trust Agreement) executed by the Additional Borrower and the Security Agent.

12.                           The following legal opinions, each addressed to the Agent, the Security Trustee, the Security Agent and the Lenders (to be in form and substance satisfactory to the Agent (acting reasonably)):

(a)                                      A legal opinion of the Clifford Chance LLP, legal advisers to the Arranger and Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Letter.

(b)                                     If the Additional Borrower is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent and/or the Borrowers in the jurisdiction of its incorporation or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Letter.

(c)                                      A legal opinion of Clifford Chance LLP, legal advisors to the Arranger and the Agent in Dubai, in respect of the Parent Guarantee in the form distributed to the Lenders prior to signing the Parent Guarantee.

(d)                                     A legal opinion of Linklaters LLP, legal advisors to the Original Borrower, in Dubai in respect of the Parent in the form distributed to the Lenders prior to signing the Parent Guarantee.

13.                           If the proposed Additional Borrower is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 38.2 (Service of process) has accepted its appointment in relation to the proposed Additional Borrower.

Part III

Conditions Precedent to Initial Utilisation of Facility A

1.                                 The duly executed OMX Share Pledge.

2.                                 The duly executed Share Pledge in respect of all of the issued share capital of Bidco.

3.                                 The duly executed Bidco Guarantee.

4.                                 Documentary evidence satisfactory to the Agent evidencing an undertaking to transfer or deliver, or evidencing the transfer and delivery, by or on behalf of Borse Dubai (Cayman) Limited to the Parent, of the Target Shares held by Borse Dubai (Cayman) Limited or on its behalf pursuant to the Option Arrangements.

5.                                 A copy of the Offer Document and the Offer Announcement.

6.                                 A certificate of the Parent (signed by an authorised signatory) certifying that the Offer Document has not been amended, varied, novated, supplemented, superseded, waived or terminated, in contravention of Clause 22.11 (The Offer) and certifying that the conditions in the Offer have been satisfied and that the Offer has become unconditional in all respects or, if applicable, amended, varied or waived in accordance with Clause 22.11 (The Offer).

7.                                 Confirmation that no further regulatory approvals are required with respect to an Utilisation under Facility A.

8.                                 An irrevocable notice of cancellation and prepayment in full of the HSBC Bilateral Facility.

9.                                 Evidence showing the receipt by the Parent of equity or subordinated shareholder debt in an amount in Dollars equal to the aggregate of:

(i)                                         US$255,628,858.55; and

(ii)                                      an amount in SEK (converted into Dollars either (A) at the rate set out in the hedging documents entered into by a member of the Group in connection with the Offer to hedge foreign exchange risk or, if such hedging documents are not executed or (B) at the Agent’s Spot Rate of Exchange on the date falling two Business Days prior to the first Utilisation Date under Facility A) equivalent to the maximum amount which would have been paid calculated by reference to the final price offered per Target Share prior to the Completion Date (excluding from this calculation those Target Shares already acquired by the Parent or Bidco, as the case may be, using the amounts specified in (i) above);

less

(iii)                                   US$4,200,000,000.

10.                           Evidence showing that the articles of association of DIFX have been amended to remove the directors’ discretion to refuse the transfer of the shares of DIFX to the Security Trustee.

11.                           A re-issued legal opinion of Linklaters LLP, legal advisers to the Original Borrower in Dubai, in the same form as the legal opinion issued on 24 September 2007.

Part IV

Conditions Precedent to Initial Utilisation of Facility B

1.                                 The duly executed LSE Acquisition Documents, together with evidence that upon the initial Utilisation of Facility B completion of the LSE Acquisition will take place and the Parent will take ownership of 28 per cent. of the issued share capital of LSE.

2.                                 A duly executed Share Charge over the issued share capital of LSE held from time to time by the Parent.

3.                                 A certificate of the Parent (signed by an authorised signatory) certifying that the LSE Acquisition Documents have not been amended, varied, novated, supplemented, superseded, waived or terminated, in contravention of Clause 22.12 (LSE and OMX Acquisition Documents) and certifying that the conditions in the LSE Acquisition Documents have been satisfied or, if applicable, amended, varied or waived in accordance with Clause 22.12 (LSE and OMX Acquisition Documents).

SCHEDULE 3

REQUESTS

Part I

Utilisation Request – Loans

From:  [Borrower]

To:      [Agent]

Dated:

Dear Sirs

Borse Dubai Limited – US$4,200,000,000 and £796,119,573 Facilities Agreement
dated [                 ] 2007 (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                 We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	☐ (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B]*

Amount:	☐ or, if less, the Available Facility

Currency:	[Dollars]/[Sterling]*

Interest Period:	☐

3.                                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request or in relation to a Certain Funds Utilisation confirm Clause 4.3 (Certain Funds Utilisation) is satisfied.

4.                                 The proceeds of this Loan should be credited to [account].

5.                                 This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[Borrower]

* delete as appropriate

Part II

Utilisation Request - Bank Guarantee

To:                   [Agent] as Agent

From:               [Borrower]

Dated:

Dear Sirs

Borse Dubai Limited — US$4,200,000,000 and £796,119,573 Facilities Agreement
dated [   ] August 2007 (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Utilisation Request for the Bank Guarantee.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                 We wish to arrange for the Bank Guarantee to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:

(a)Issuing Bank:	☒

(b)Proposed Utilisation Date:	☒ (or, if that is not a Business Day, the next Business Day)

(c)Currency of Bank Guarantee:	SEK

(d)Amount:	☒ or, if less, the Available Facility

(e)Expiry Date:	☒

3.                                 The Bank Guarantee shall be delivered to the minority shareholders of [Target], represented by [name of representative] at [address].

4.                                 We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) is satisfied on the date of this Utilisation Request or in relation to a Certain Funds Utilisation confirm Clause 4.3 (Certain Funds Utilisation) is satisfied.

5.                                 We attach a copy of the proposed Bank Guarantee.

6.                                 This Utilisation Request is irrevocable.

Yours faithfully,

authorised signatory for
[Borrower]

Part III

Selection Notice

From: [Borrower]

To:      [Agent]

Dated:

Dear Sirs

Borse Dubai Limited — US$4,200,000,000 and £796,119,573 Facilities Agreement
dated [             ] 2007 (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Selection Notice.  Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                 We refer to the following Facility [A]/[B] Loan[s] with an Interest Period ending on [       ].

3.                                 [We request that the above Facility [A]/[B] Loan[s] be divided into [             ] Facility [A]/[B] Loans  with the following Interest Periods:]

or

[We request that the next Interest Period for the above Facility [A]/[B] Loan[s] is [         ]].

4.                                 This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[Borrower]

SCHEDULE 4

MANDATORY COST FORMULAE

1.                                 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                 On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                 The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.                                 The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)                                      in relation to a sterling Loan:

 per cent. per annum

(b)                                     in relation to a Loan in any currency other than sterling:

 per cent. per annum.

Where:

A                           is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                             is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph

(a) of Clause 10.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C                             is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                            is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E                              is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.                                 For the purposes of this Schedule:

(a)                                      “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(c)                                      “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)                                     “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(e)                                      “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                 In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.                                 If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.                                 Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                      the jurisdiction of its Facility Office; and

(f)                                        any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.                                 The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.                           The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.                           The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.                           Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.                           The Agent may from time to time, after consultation with the Obligors’ Agent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:      [      ] as Agent

From:                  [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Borse Dubai Limited – US$4,200,000,000 and £796,119,573 Facilities Agreement
dated [    ] August 2007 (the “Agreement”)

1.                                 We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                 We refer to Clause 24.5 (Procedure for transfer):

(a)                                      The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 24.5 (Procedure for transfer).

(b)                                     The proposed Transfer Date is [      ].

(c)                                      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3.                                 Upon the transfer in accordance with paragraph 2 above, the New Lender shall automatically become a party to the Trust Agreement.

4.                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

5.                                 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.                                 This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [         ].

[Agent]

By:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:      [      ] as Agent

From:  Borse Dubai Limited

Dated:

Dear Sirs

Borse Dubai Limited – US$4,200,000,000 and £796,119,573 Facilities Agreement
dated [          ] 2007 (the “Agreement”)

1.          We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.          We confirm that:

In relation to the Relevant period ending [•]:

(a)       the Debt Service Cover Ratio was [•]:1; and

(b)      Consolidated Tangible Net Worth is not less than US$2,000,000,000.

3.          [We confirm that no Default is continuing.]

Signed:
	Authorised Signatory	Authorised Signatory
	of	of
	Borse Dubai Limited	Borse Dubai Limited

SCHEDULE 7

LMA FORM OF CONFIDENTIALITY UNDERTAKING

To:

Re:      Borse Dubai Limited – US$4,200,000,000 and £796,119,573 Facilities Agreement dated [       ] 2007 (the “Agreement”)

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement (the “Acquisition”).  In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

(A)       CONFIDENTIALITY

1.         Confidentiality Undertaking

You undertake:

(a)               to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph A2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

(b)              to keep confidential and not disclose to anyone except as provided for by paragraph A2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Acquisition;

(c)               to use the Confidential Information only for the Permitted Purpose; and

(d)              to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph A2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2.         Permitted Disclosure

We agree that you may disclose Confidential Information and those matters referred to in paragraph 1(b) above:

(a)               to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

(b)              (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group; or

(c)               with the prior written consent of us and Borse Dubai Limited (the “Parent”).

3.         Notification of Required or Unauthorised Disclosure

You agree (to the extent permitted by law and except where disclosure is to be made to any competent supervisory or regulatory body during the ordinary course of its supervisory or regulatory function over you) to inform us of the full circumstances of any disclosure under paragraph A2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.         Return of Copies

If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph A2(b) above.

5.         Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us.  Notwithstanding the previous sentence, the obligations in this letter shall cease on the earlier of (a) the date you become a party to or otherwise acquire (by assignment or otherwise) a direct interest in the Agreement [and] (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph A2 above (other than sub-paragraph A2(a)) or which, pursuant to paragraph A4 above, are not

required to be returned or destroyed)[ and (c) in any event [        ] months from the date of this letter].

6.         No Representation; Consequences of Breach, etc

You acknowledge and agree that:

(a)               neither we nor any of our officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)              we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.         No Waiver; Amendments, etc

This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter.  No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter.  The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.         Inside Information

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.         Nature of Undertakings

The undertakings given by you under Part A of this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Parent and each other member of the Group.

(B)       MISCELLANEOUS

1.         Third party rights

(a)               Subject to paragraph A6 and paragraph A9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

(b)              Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

2.         Governing Law and Jurisdiction

This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

3.         Definitions

In this letter (including the acknowledgement set out below):

“Confidential Information” means any information relating to the Parent, the Group, and the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

“Group” means the Parent, each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985), Dubai Financial Market, PJSC and Dubai International Financial Exchange Limited.

“Permitted Purpose” means [subject to the terms of this letter, passing on of information to a prospective purchaser for the purpose of] considering and evaluating whether to enter into the Acquisition.

“Purchaser Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Seller]

To:      [Seller]

The Borrower and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Lender]

SCHEDULE 8

TIMETABLES

Part I

Loans

	Loans in Dollars	Loans in Sterling
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 11.1 (Selection of Interest Periods))	U-3 9.30am	U-1 9.30am

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 3.00pm	U-1 3.00pm

LIBOR is fixed	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

“U” = date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan

“U - X” = Business Days prior to date of utilisation

Part II

The Bank Guarantee

Bank Guarantee
Delivery of a duly completed Utilisation Request (Clause 6.3 (Completion of a Utilisation Request - Bank Guarantee))	U-3 9.30am

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Bank Guarantee under paragraph (a) of Clause 6.4 (Issue of the Bank Guarantee)	U-3 11am

Agent notifies the Issuing Bank and Lenders of the Bank Guarantee in accordance with paragraph (e) of Clause 6.4 (Issue of the Bank Guarantee)	U-2 9.30am

SCHEDULE 9

FORM OF BANK GUARANTEE

Minoritetsaktieägarna i [Målbolaget]

The minority shareholders of [Target]

I tvist om inlösen enligt 22 kap aktiebolagslagen av utestående aktier i [namn på bolaget] AB (“Målbolaget”), org nr [556   –    ], har [namn på bolaget], org nr [     ], (“Inlösaren”) yrkat så kallat förhandstillträde jämlikt 22 kap 12 § aktiebolagslagen till utestående minoritetsaktier i Målbolaget mot att Inlösaren ställer av skiljenämnden godkänd säkerhet för kommande lösenbelopp jämte ränta. [Namn på gode mannen] har utsetts som god man för minoritetsaktieägarna i tvisten om inlösen (den “Gode Mannen” vilket uttryck skall innefatta eventuella efterträdare).

In a dispute regarding compulsory purchase according to Chapter 22 of the Swedish Companies Act of outstanding shares in [name of company] AB (the “Target Company”), Swedish registration no [556   –    ], [name of acquirer] (the “Acquirer”), registration no [     ] has requested so called advance access in accordance with Chapter 22 Section 12 of the Swedish Companies Act to outstanding minority shares in the Target Company on the condition that the Acquirer providing collateral approved by the arbitration tribunal for the coming redemption amount and interest. [Name of the representative] has been appointed as representative for the minority shareholders in the compulsory purchase (the “Representative” which expression shall include any successor).

Till säkerhet för minoritetsaktieägarnas rätt att från Inlösaren erhålla det lösenbelopp jämte ränta, som fastställs genom lagakraftvunnen skiljedom eller dom, går [namn på banken som utfärdar garantin] (“Banken”) härmed i borgen såsom för egen skuld.

As collateral for the minority shareholders’ right to receive from the Acquirer the redemption amount and interest determined by an arbitral award or a judgment, [name of issuing bank] (the “Issuing Bank”) hereby issues a guarantee as for its own debt.

Denna garanti upphör att gälla vid den tidigare tidpunkten av (i) den dag Inlösaren utbetalt fastställt lösenbelopp jämte ränta till minoritetsaktieägarna eller, i den mån försök till sådan utbetalning helt eller delvis ej kunnat verkställas, jämlikt 22 kap 21 § aktiebolagslagen nedsatt fastställt återstående lösenbelopp jämte ränta, (ii) [datum skall insättas] (“Upphörandedagen”), förutsatt att Banken har gjort en inbetalning i enlighet med stycket nedan eller den Gode Mannen underrättat Banken i skrift om att ingen inbetalning i enlighet med stycket nedan skall ske.

This guarantee will cease to be effective on the earlier of (i) the day the Acquirer has paid the stipulated redemption sum including interest to the minority shareholders or, to the extent attempts to make such payments have been unsuccessful, in whole or in part, pursuant to Chapter 22, section 21 of the Swedish Companies Act, deposited the remaining amount of the stipulated redemption sum and interest, and (ii) [date of expiry] (the “Expiry Date”), provided that the Issuing Bank has made a deposit in accordance with the paragraph below or the Representative has notified the Issuing Bank that no deposit shall be made in accordance with the paragraph below.

Om denna garanti inte har upphört att gälla enligt (i) enligt föregående stycke skall Banken, såvida Banken inte senast tio (10) kalenderdagar före Upphörandedagen har erhållit en skriftlig underrättelse från den Gode Mannen om att någon inbetalning enligt nedan inte skall ske, senast på Upphörandedagen inbetala till konto med nummer [**] öppnat med [namn på bank] eller sådant annat konto som den Gode Mannen och Inlösaren anger ett belopp som uppgår till summan av (A) det utestående lösenbeloppet som minoritetsaktieägarna har begärt i inlösenförfarandet, samt (B) ränta på detta belopp i enlighet med § 5 räntelagen från dagen då inlösenförfarandet påkallades fram till den dag slutlig skiljedom eller dom angående lösenbeloppet har vunnit laga kraft och lösenbeloppet samt ränta har betalts (såsom detta belopp skäligen uppskattats av den Gode Mannen), förutsatt att summan av belopp enligt (A) och (B) inte ska överstiga det högsta belopp som Banken ansvarar för enligt denna garanti vid tidpunkten för inbetalningen.

Should this guarantee not have ceased to be effective pursuant to (i) of the above paragraph ten (10) calendar days prior to the Expiry Date and the Issuing Bank has not by such date received a written notification from the Representative that no deposit in accordance with the below shall be required to be made, the Issuing Bank shall on or before the Expiry Date deposit into account no [**] with [name of bank] or such other account designated by the Representative and the Acquirer an amount that equals the aggregate of (A) the outstanding amount of the total redemption sum claimed by the minority shareholders under the dispute and (B) interest on such amount pursuant to Section 5 of the Swedish interest act (Sw: Räntelag (1975:635)) from the date on which the dispute was instigated to the date on which a final arbitral award or a court judgment on the redemption sum has been issued and gained legal force and the redemption sum including interest have been paid (as reasonably estimated by the Representative), provided that the sum of (A) and (B) shall not exceed the maximum amount for which the Issuing Bank is liable under the this guarantee at the time of the deposit.

Banken skall inte på grund av denna garanti kunna förpliktas utge mer än sammanlagt [garantibelopp i siffror] ([garantibelopp i ord]). Detta högsta belopp skall minskas med belopp som utbetalts enligt lagakraftvunnen särskild skiljedom eller dom enligt 22 kap 15 § andra stycket aktiebolagslagen över belopp som har medgivits av Inlösaren.

The Issuing Bank shall based on this guarantee not be liable to pay more than a maximum aggregate amount of [guarantee amount in numbers] ([guarantee amount in words]). This maximum amount shall be reduced with the amounts paid in accordance with a separate award or court judgement that has gained legal force according to what is stated in Chapter 22 Section 15, paragraph 2 of the Swedish Companies Act in relation to amounts that have been accepted by the Acquirer.

När Banken inte längre har några åtaganden enligt denna garanti skall originalkopian av denna garanti returneras till Banken.

When the Issuing Bank is no longer under any obligation under this guarantee, the original copy of this guarantee shall be returned to the Issuing Bank.

Anspråk på grund av denna garanti skall för att göras gällande framställas skriftligen och adresseras till Banken under följande adress: [adress].

Claims based on this guarantee shall in order to be valid be made in writing and be addressed to the Issuing Bank at the following address: [address].

Svensk lag skall tillämpas på denna garanti. Tvist i anledning av denna garanti skall avgöras av allmän domstol i Sverige med Stockholms tingsrätt som första instans.

This guarantee shall be governed by Swedish Law. Any dispute, controversy or claim arising out of or in connection with this guarantee, or the breach, termination or invalidity thereof shall be finally settled by the courts of Sweden with Stockholm District Court as court of first instance.

[Issuing Bank]

[Signature]

[Ort] [Datum]

[Place] [Date]

SCHEDULE 10

FORM OF ACCESSION LETTER

To:                      [                 ] as Agent

From:                  [Subsidiary] and [Parent]

Dated:

Dear Sirs

Borse Dubai Limited - US$4,200,000,000 and £796,119,573 Facilities Agreement
dated [•] 2007 (the “Agreement”)

1.           We refer to the Agreement.  This is an Accession Letter.  Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.           [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement and the other Finance Documents as an Additional Borrower pursuant to Clause 25.2 (Additional Borrowers) of the Agreement.

3.           [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [                  ].

4.           [Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

5.           This Accession Letter is governed by English law.

[Parent]	[Subsidiary]

SCHEDULE 11

FORM OF RESIGNATION LETTER

To:                      [                 ] as Agent

From:                  [resigning Borrower] and [Parent]

Dated:

Dear Sirs

Borse Dubai Limited - US$4,200,000,000 and £796,119,573 Facilities Agreement
dated [•] 2007 (the “Agreement”)

1.           We refer to the Agreement.  This is a Resignation Letter.  Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.           Pursuant to Clause 25.3 (Resignation of a Borrower), we request that [resigning Obligor] be released from its obligations as a Borrower under the Agreement, the Trust Agreement and the Finance Documents.

3.         We confirm that no Default is continuing or would result from the acceptance of this request.

4.         This letter is governed by English law.

[Parent]	[resigning Borrower]

By:	By:

SIGNATURES

THE PARENT

BORSE DUBAI LIMITED

By:	ESSA KAZIM	SAAD ABDUL RAZAK

Address:	Level 14, The Gate, DIFC, P.O. Box 74777, Dubai, UAE

Fax:	+971 43 622 522

THE ORIGINAL BORROWER

BORSE DUBAI LIMITED

By:	ESSA KAZIM	SAAD ABDUL RAZAK

Address:	Level 14, The Gate, DIFC, P.O. Box 74777, Dubai, UAE

Fax:	+971 43 622 522

THE ARRANGER

HSBC BANK plc

By:	JOHN HAIRE

Address:	8, Canada Square, London E14 5HQ

Fax:	+44 20 7991 4348

THE AGENT

HSBC BANK plc

By:	JOHN HAIRE

Address:	8, Canada Square, London E14 5HQ

Fax:	+44 20 7991 4348

Attention:	Corporate Trust and Loans Agency

THE INITIAL ISSUING BANK

HSBC BANK plc

By:	JOHN HAIRE

Address:	8, Canada Square, London E14 5HQ

Fax:	+44 20 7991 4348

Attention:	Corporate Trust and Loans Agency

THE SECURITY TRUSTEE

HSBC BANK plc

By:	JOHN HAIRE

Address:	8, Canada Square, London E14 5HQ

Fax:	+44 20 7991 4348

Attention:	Corporate Trust and Loans Agency

THE SECURITY AGENT

HSBC BANK plc

By:	JOHN HAIRE

Address:	8, Canada Square, London E14 5HQ

Fax:	+44 20 7991 4348

Attention:	Corporate Trust and Loans Agency

THE ORIGINAL LENDERS

HSBC BANK plc

By:	JOHN HAIRE

Address:	8, Canada Square, London E14 5HQ

Fax:	+44 20 7991 4348

Attention:	Nick Hindle